                                                                   Exhibit 10.25

                             BASIC LEASE INFORMATION
                                 INDUSTRIAL NET

LEASE DATE:
(same as date in first paragraph of Lease)   February 5, 1999

TENANT:                                      Aviron, a Delaware corporation

TENANT'S NOTICE ADDRESS:                     297 North Bernardo Ave., Mountain
                                             View, California 94043

TENANT'S BILLING ADDRESS:                    297 North Bernardo Ave., Mountain
                                             View, California 94043

TENANT CONTACT:                              Chief Financial Officer
PHONE NUMBER:                                (650) 919-6500
FAX NUMBER:                                  (650) 919-6612

LANDLORD:                                    Spieker Properties, L.P., a
                                             California limited partnership

LANDLORD'S NOTICE ADDRESS:                   2180 Sand Hill Road, Suite 100,
                                             Menlo Park, California 94025

LANDLORD'S REMITTANCE ADDRESS:               Spieker Properties, P.O. Box 45587,
                                             Department 10421, San Francisco,
                                             California 94145-0587 Lease ID No.
                                             AVIR--- 01

Premises:                                    3.82 acres of improved land
                                             commonly known as 3055 Patrick
                                             Henry Drive, Santa Clara,
                                             California, together with the
                                             Building (defined below)

Building:                                    One office/research and development
                                             building consisting of
                                             approximately 68,987 square feet,
                                             together with that certain 5,000
                                             square foot addition described on
                                             Schedule 2 attached hereto upon
                                             completion by Tenant (the
                                             "Additional Space")

Permitted Use:                               Subject to compliance with all
                                             laws, office, research and
                                             development, manufacturing, storage
                                             and related legal uses subject to
                                             Landlord's reasonable approval

Parking Density:                             Tenant shall be entitled to the
                                             non-exclusive use of all parking
                                             spaces at the Premises

Scheduled Term Commencement Date:            February 5, 1999

Scheduled Length of Term:                    Nineteen (19) years, 360 days

Scheduled Term Expiration Date:              January 31, 2019

Base Rent:                                   Base Rent shall commence on the
                                             Term Commencement Date and shall be
                                             paid pursuant to Schedule 1
                                             attached hereto and made a part
                                             hereof.

Estimated First Year Operating Expenses:     $8,315 per month

Security Deposit:                            $362,182

Tenant's Proportionate Share:                100%

Of Premises:                                 100%


The foregoing Basic Lease Information is incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and the Lease, the latter shall control.

LANDLORD                                  TENANT

Spieker Properties, L.P.,                 Aviron,
a California limited partnership          a Delaware corporation

By: Spieker Properties, Inc.,
a Maryland corporation,
its general partner



By: /s/ [Signature Illegible]                By:  /s/ Fred Kurland
   --------------------------------              ---------------------------

Its: Regional Senior Vice President          Its: Senior Vice President and
    --------------------------------              Chief Financial Officer
                                                 --------------------------


                                       II

                                TABLE OF CONTENTS

                                                                                    PAGE
                                                                                    ----
1.      PREMISES......................................................................1

2.      POSSESSION AND LEASE COMMENCEMENT.............................................1

3.      TERM..........................................................................1

4.      USE...........................................................................2

        A.     General................................................................2

        B.     Limitations............................................................2

        C.     Compliance with Regulations............................................2

        D.     Hazardous Materials....................................................2

5.      RULES AND REGULATIONS.........................................................4

6.      RENT..........................................................................4

        A.     Base Rent..............................................................4

        B.     Additional Rent........................................................4

7.      OPERATING EXPENSES............................................................4

        A.     Operating Expenses.....................................................4

               (1)    Taxes...........................................................5

               (2)    Insurance.......................................................5

               (3)    Common Area Maintenance.........................................5

        B.     Payment of Estimated Operating Expenses................................7

        C.     Computation of Operating Expense Adjustment............................7

        D.     Net Lease..............................................................7

        E.     Tenant Audit...........................................................7

8.      INSURANCE AND INDEMNIFICATION.................................................8

        A.     Landlord's Insurance...................................................8

               (1)    Property Insurance..............................................8

               (2)    Optional Insurance..............................................8

        B.     Tenant's Insurance.....................................................8

               (1)    Property Insurance..............................................8

               (2)    Liability Insurance.............................................8

               (3)    Workers' Compensation and Employers' Liability Insurance........9

               (4)    Commercial Auto Liability Insurance.............................9

               (5)    General Insurance Requirements..................................9

        C.     Indemnification........................................................9

9.      WAIVER OF SUBROGATION........................................................10

10.     LANDLORD'S REPAIRS AND MAINTENANCE...........................................10

11.     TENANT'S REPAIRS AND MAINTENANCE.............................................10

12.     ALTERATIONS..................................................................11

13.     SIGNS........................................................................13

14.     INSPECTION/POSTING NOTICES...................................................13

15.     SERVICES AND UTILITIES.......................................................13

16.     SUBORDINATION................................................................14

17.     FINANCIAL STATEMENTS.........................................................14

18.     ESTOPPEL CERTIFICATE.........................................................15



                                       I

19.     SECURITY DEPOSIT.............................................................15

20.     LIMITATION OF TENANT'S REMEDIES..............................................15

21.     ASSIGNMENT AND SUBLETTING....................................................16

        A.     (1) General...........................................................16

               (2)Conditions of Landlord's Consent...................................16

               (3)...................................................................16

        B.     Bonus Rent............................................................17

        C.     Corporation...........................................................17

        D.     Unincorporated Entity.................................................17

        E.     Liability.............................................................18

22.     AUTHORITY....................................................................18

23.     CONDEMNATION.................................................................18

        A.     Condemnation and Rights to Terminate..................................18

        B.     Award.................................................................18

        C.     Waiver of CCP Section 1265.130........................................19

24.     CASUALTY DAMAGE..............................................................19

        A.     General...............................................................19

        B.     Rebuild and Repair....................................................19

        C.     Tenant's Fault........................................................19

        D.     Insurance Proceeds....................................................19

        E.     Waiver................................................................20

        F.     Tenant's Personal Property............................................20

25.     HOLDING OVER.................................................................20

26.     DEFAULT......................................................................20

        A.     Events of Default.....................................................20

               (1)    Abandonment....................................................20

               (2)    Nonpayment of Rent.............................................20

               (3)    Other Obligations..............................................20

               (4)    General Assignment.............................................21

               (5)    Bankruptcy.....................................................21

               (6)    Receivership...................................................21

               (7)    Attachment.....................................................21

               (8)    Insolvency.....................................................21

        B.     Remedies Upon Default.................................................21

               (1)    Termination....................................................21

               (2)    Continuation After Default.....................................21

               (3)    Increased Security Deposit.....................................21

        C.     Damages After Default.................................................22

        D.     Late Charge...........................................................22

        E.     Interest..............................................................22

        F.     Remedies Cumulative...................................................22

27.     LIENS........................................................................22

28.     [Intentionally Deleted]......................................................23

29.     TRANSFERS BY LANDLORD........................................................23

30.     RIGHT OF LANDLORD TO PERFORM TENANT'S COVENANTS..............................23

                                       II

31.     WAIVER.......................................................................23

32.     NOTICES......................................................................24

        A.     Rent..................................................................24

        B.     Other.................................................................24

        C.     Required Notices......................................................24

33.     ATTORNEYS' FEES..............................................................24

34.     SUCCESSORS AND ASSIGNS.......................................................24

35.     FORCE MAJEURE................................................................24

36.     SURRENDER OF PREMISES........................................................24

37.     MISCELLANEOUS................................................................25

        A.     General...............................................................25

        B.     Time..................................................................25

        C.     Choice of Law.........................................................25

        D.     Entire Agreement......................................................25

        E.     Modification..........................................................25

        F.     Severability..........................................................25

        G.     Recordation...........................................................25

        H.     Examination of Lease..................................................25

        I.     Accord and Satisfaction...............................................25

        J.     Easements.............................................................25

        K.     Drafting and Determination Presumption................................26

        L.     Exhibits..............................................................26

        M.     No Light, Air or View Easement........................................26

        N.     No Third Party Benefit................................................26

        O.     Quiet Enjoyment.......................................................26

        P.     Counterparts..........................................................26

        Q.     Multiple Parties......................................................26

        R.     Prorations............................................................26

38.     ADDITIONAL PROVISIONS........................................................26

        A.     Option to Extend......................................................26

        B.     Letter of Credit......................................................29

1.      Delivery of Letter of Credit.................................................29

2.      Replacement of Letter of Credit..............................................29

3.      Landlord's Right to Draw on Letter of Credit.................................29

4.      LOC Security Deposit.........................................................29

5.      Restoration of Letter of Credit and LOC Security Deposit.....................29

        C.     Option to Purchase....................................................29

Exhibits:
    Exhibit A...............................Site Plan, Property Description



                                      III

                                      LEASE


THIS LEASE is made as of the 5th day of February, 1999, by and between Spieker Properties, L.P., a California limited partnership (hereinafter called "LANDLORD"), and Aviron, a Delaware corporation (hereinafter called "TENANT").

                                  1. PREMISES

    Landlord leases to Tenant and Tenant leases from Landlord, upon the terms and conditions hereinafter set forth, those premises (the "PREMISES") outlined in red on EXHIBIT A, described in the attached legal description and in the Basic Lease Information. The Premises shall consist of the building (the "BUILDING") described in the Basic Lease Information. The common areas shall consist of the public areas surrounding the building which shall constitute the landscaping, walkways, driveways and parking lot and Tenant shall have the exclusive use of the common areas.

                      2. POSSESSION AND LEASE COMMENCEMENT

Term commencement date ("TERM COMMENCEMENT DATE") shall be February 5, 1999. If for any reason Landlord cannot deliver possession of the Premises to Tenant on the scheduled Term Commencement Date, Landlord shall not be subject to any liability therefor, nor shall Landlord be in default hereunder nor shall such failure affect the validity of this Lease, and Tenant agrees to accept possession of the Premises at such time as Landlord is able to deliver the same, which date shall then be deemed the Term Commencement Date. Tenant shall not be liable for any Rent (defined below) for any period prior to the Term Commencement Date. Tenant acknowledges that Tenant has inspected and accepts the Premises in their present condition, broom clean, "as is," and as suitable for, the Permitted Use (as defined below), and for Tenant's intended operations in the Premises, subject to remediation required for Regulatory Approval (as defined below). Subject to remediation required for Regulatory Approval, Tenant agrees that the Premises and other improvements are in good and satisfactory condition as of when possession was taken. Tenant further acknowledges that no representations as to the condition or repair of the Premises nor promises to alter, remodel or improve the Premises have been made by Landlord or any agents of Landlord unless such are expressly set forth in this Lease. Upon Landlord's request, Tenant shall promptly execute and return to Landlord a true and correct "Start-Up Letter" in which Tenant shall agree, among other things, to acceptance of the Premises, in accordance with the terms of this Lease, but Tenant's failure or refusal to do so shall not negate Tenant's acceptance of the Premises or affect determination of the Term Commencement Date. Tenant acknowledges that Landlord is in the process of obtaining regulatory approvals required for the closure or cessation of the operations of the prior tenant, Celtrix Pharmaceuticals (the "Regulatory Approval"). As an accommodation to Tenant, Landlord will deliver the Premises to Tenant prior to obtaining Regulatory Approval upon the following terms and conditions: Tenant shall cooperate with Landlord and Celtrix to allow Landlord and Celtrix to comply with all terms and conditions of the Regulatory Approval imposed by Celtrix Pharmaceuticals, Landlord, the City and County of Santa Clara and any and all agencies having jurisdiction over such Regulatory Approval process, including, but not limited to, the California Department of Health Services and shall cooperate with such parties as reasonably requested. Nothing herein shall entitle Tenant to terminate this Lease as a result of Landlord's failure to obtain Regulatory Approval. Notwithstanding anything contained in this Lease to the contrary, Landlord shall have no obligation to obtain regulatory approvals for the closure or cessation of the operations of Comparative Biosciences, a proposed subtenant of the Premises ("Comparative").

                                    3. TERM

    The term of this Lease (the "TERM") shall commence on the Term Commencement Date and continue in full force and effect for the number of months specified as the Length of Term in the Basic Lease Information or until this Lease is terminated as otherwise provided herein. If the Term Commencement Date is a date other than the first day of the calendar month, the Term shall be the number of months of the Length of Term in addition to the remainder of the calendar month following the Term Commencement Date.

                                     4. USE

A. GENERAL. Tenant shall use the Premises for the permitted use specified in the Basic Lease Information ("PERMITTED USE") and for no other use or purpose. Tenant shall control Tenant's employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (collectively, "TENANT'S PARTIES") in such a manner that Tenant and Tenant's Parties cumulatively do not exceed the parking density specified in the Basic Lease Information (the "PARKING DENSITY") at any time. So long as Tenant is occupying the Premises, Tenant and Tenant's Parties shall have the exclusive right to use the parking areas, driveways and other common areas of the Premises, subject to the terms of this Lease and such rules and regulations as Landlord may from time to time prescribe. Landlord reserves the right, without notice or liability to Tenant, and without the same constituting an actual or constructive eviction, to alter or modify the common areas from time to time, including the location and configuration thereof, and the amenities and facilities which Landlord may determine to provide from time to time; provided, however, in the event Landlord alters or modifies the common areas, amenities and/or facilities, Landlord shall use reasonable efforts to avoid materially interfering with Tenant's Permitted Use of the Premises.

B. LIMITATIONS. Tenant shall not permit any odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises or from any portion of the common areas as a result of Tenant's or any Tenant's Party's use thereof, nor take any action which would constitute a nuisance or would disturb, obstruct or endanger any other tenants or occupants of areas near the Premises, or interfere with their use of their respective premises or common areas. Tenant shall not use or allow the Premises to be used for any improper or unlawful purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not allow any sale by auction upon the Premises, or place any loads upon the floors, walls or ceilings which could endanger the structure, or place any harmful substances in the drainage system of the Premises. No waste, materials or refuse shall be dumped upon or permitted to remain outside the Premises except in trash containers placed inside exterior enclosures designated for that purpose.

C. COMPLIANCE WITH REGULATIONS. By entering the Premises, Tenant accepts the Premises in the condition existing as of the date of such entry. Tenant shall at its sole cost and expense strictly comply with all existing or future applicable municipal, state and federal and other governmental statutes, rules, requirements, regulations, laws and ordinances, including zoning ordinances and regulations, and covenants, easements and restrictions of record governing and relating to the use, occupancy or possession of the Premises, to Tenant's use of the common areas, or to the use, storage, generation or disposal of Hazardous Materials (hereinafter defined) (collectively "REGULATIONS"), provided, however, that Tenant shall not be responsible in any way for obtaining the Regulatory Approval. Notwithstanding the foregoing, except if such preexisting condition is aggravated or exacerbated by the willful affirmative act of Tenant or Tenant's Parties, Tenant shall not be liable for any physical condition of the Premises that exists prior to the date of execution of this Lease; provided, however, Tenant acknowledges and agrees that it will repair water damage in the floor of the Building due to water seepage and replace the existing roof. Tenant shall at its sole cost and expense obtain any and all licenses or permits necessary for Tenant's use of the Premises. Tenant shall at its sole cost and expense promptly comply with the requirements of any board of fire underwriters or other similar body now or hereafter constituted. Tenant shall not do or permit anything to be done in, on, under or about the Premises or bring or keep anything which will in any way increase the rate of any insurance upon the Premises or upon any contents therein or cause a cancellation of said insurance or otherwise adversely affect said insurance in any manner. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord harmless from and against any loss, cost, expense, damage, attorneys' fees or liability arising out of the failure of Tenant to comply with any Regulation. Tenant's obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease.

D. HAZARDOUS MATERIALS. As used in this Lease, "HAZARDOUS MATERIALS" shall include, but not be limited to, hazardous, toxic and radioactive materials and those substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or other similar designations in any Regulation.

        (1) Tenant shall not cause, or allow any of Tenant's Parties to cause, any Hazardous Materials to be handled, used, generated, stored, released or disposed of in, on, under or about the Premises or surrounding land or environment in violation of any Regulations. In the event Tenant elects to introduce any Hazardous Materials onto the Premises, Tenant shall file a Hazardous Materials Plan with the appropriate agency in compliance with any Regulation and upon such filing, Tenant shall provide notice and a copy of such filing to Landlord and Landlord's insurance administrator at the address set forth in the Basic Lease Information. Notwithstanding the foregoing, Tenant may handle, store, use and dispose of products containing small quantities of Hazardous Materials for "general office purposes" (such as toner for copiers) to the extent customary and necessary for the Permitted Use of the Premises; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises or surrounding land or environment. Tenant shall immediately notify Landlord in writing of any Hazardous Materials' contamination of any portion of the Premises of which Tenant becomes aware, whether or not caused by Tenant. Landlord shall have the right at all reasonable times to inspect the Premises and to conduct tests and investigations to determine whether Tenant is in compliance with the foregoing provisions, the costs of all such inspections, tests and investigations to be borne by Tenant if and only if Tenant is required to indemnify Landlord as hereinafter provided. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord harmless from and against any and all claims, liabilities, losses, costs, loss of rents, liens, damages, injuries or expenses (including attorneys' and consultants' fees and court costs), demands, causes of action, or judgments directly or indirectly arising out of or related to the use, generation, storage, release, or disposal of Hazardous Materials by Tenant or any of Tenant's Parties in, on, under or about the Premises or surrounding land or environment, which indemnity shall include, without limitation, damages for personal or bodily injury, property damage, damage to the environment or natural resources occurring on or off the Premises, losses attributable to diminution in value or adverse effects on marketability, the cost of any investigation, monitoring, government oversight, repair, removal, remediation, restoration, abatement, and disposal, and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the expiration or earlier termination of this Lease. Neither the consent by Landlord to the use, generation, storage, release or disposal of Hazardous Materials nor the strict compliance by Tenant with all laws pertaining to Hazardous Materials shall excuse Tenant from Tenant's obligation of indemnification pursuant to this Paragraph 4.D. Landlord shall indemnify, defend (by counsel reasonably acceptable to Tenant), protect and hold Tenant harmless from and against any and all claims, liabilities, losses, costs, damages, injuries or expenses (including attorneys' and consultants' fees and court costs), demands, causes of action, or judgments arising out of any Hazardous Materials contamination existing prior to the date of this Lease, excluding, however, any preexisting Hazardous Materials contamination which is aggravated or exacerbated by a willful affirmative act of Tenant or Tenant's Parties, to the extent of such aggravation or exacerbation, in such case Tenant shall be obligated to indemnify Landlord pursuant to this Section 4.D to the extent of such aggravation or exacerbation, which indemnity shall include, without limitation, damages for personal or bodily injury, property damage, the cost of any investigation, monitoring, government oversight, repair, removal, remediation, restoration, abatement, and disposal, and the preparation of any closure or other required plans. Tenant's and Landlord's obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease.

        (2) Notwithstanding the provisions of sub-paragraph (1) above, Tenant may handle, store, and use Hazardous Materials, limited to the types, amounts, and use identified in EXHIBIT B attached hereto and made a part hereof. Tenant hereby certifies to Landlord that the information provided by Tenant pursuant to this Paragraph and on such Hazardous Materials Exhibit is true, correct, and complete. Tenant covenants to comply with the additional use restrictions, if any, shown on the attached Hazardous Materials Exhibit. Without limiting Landlord's prior approval rights hereunder, Tenant shall update such Hazardous Materials Exhibit prior to bringing any new Hazardous Materials or to the Premises or prior to substantially increasing the listed quantities. Tenant's business and operations, and more especially its handling, storage, use and disposal of Hazardous Materials in, on, under or about the Premises shall at all times comply with all Regulations pertaining to Hazardous Materials. Tenant shall secure and abide by all permits necessary for Tenant's operations at the Premises. Tenant shall give or post all notices required by all applicable Regulations pertaining to Hazardous Materials. Tenant shall immediately notify Landlord in writing of any Hazardous Materials' contamination of any portion of the Premises of which Tenant becomes aware, whether or not caused by Tenant. If Tenant shall at any time fail to comply with this Paragraph, Tenant shall immediately notify Landlord in writing of such noncompliance.

        (3) Any increase in the premiums for necessary insurance on the Property which arises from Tenant's use, placement and/or storage of Hazardous Materials at or on the Premises shall be solely at Tenant's expense. Tenant shall procure and maintain at its sole expense such additional insurance as may be necessary to comply with any requirement of any Federal, State or local governmental agency with jurisdiction over the Premises.

                            5. RULES AND REGULATIONS

    Tenant shall faithfully observe and comply with any rules and regulations and any modifications thereto which Landlord may from time to time reasonably prescribe in writing for the purpose of maintaining the proper care, cleanliness, safety, traffic flow and general order of the Premises, provided that such rules and regulations shall not materially interfere with Tenant's Permitted Use and in the event of any conflict between the rules and regulations and this Lease, the terms of the Lease shall control. Tenant shall cause Tenant's Parties to comply with such rules and regulations.

                                    6. RENT

A. BASE RENT. Tenant shall pay to Landlord and Landlord shall receive, without notice or demand throughout the Term, Base Rent as specified in the Basic Lease Information, payable in monthly installments in advance on or before the first day of each calendar month, in lawful money of the United States, without deduction or offset whatsoever except for rent abatement specifically provided for in this Lease,, at the Remittance Address specified in the Basic Lease Information or to such other place as Landlord may from time to time designate in writing. Base Rent for the first full month of the Term shall be paid by Tenant upon Tenant's execution of this Lease. If the obligation for payment of Base Rent commences on a day other than the first day of a month, then Base Rent shall be prorated and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date. The Base Rent payable by Tenant hereunder is subject to adjustment as provided elsewhere in this Lease, as applicable. As used herein, the term "BASE RENT" shall mean the Base Rent specified in the Basic Lease Information as it may be so adjusted from time to time.

B. ADDITIONAL RENT. All monies other than Base Rent required to be paid by Tenant hereunder, including, but not limited to, Tenant's Proportionate Share of Operating Expenses, as specified in Paragraph 7 of this Lease, charges to be paid by Tenant under Paragraph 15, the interest and late charge described in Paragraphs 26.C. and D., and any monies spent by Landlord pursuant to Paragraph 30 or any other sums that become due and owing to Landlord pursuant to the terms and conditions of this Lease, shall be considered additional rent ("ADDITIONAL RENT"). "RENT" shall mean Base Rent and Additional Rent.

                             7. OPERATING EXPENSES

A. OPERATING EXPENSES. In addition to the Base Rent required to be paid hereunder, Tenant shall pay as Additional Rent, Tenant's Proportionate Share of the Premises, as defined in the Basic Lease Information, of Operating Expenses (defined below) in the manner set forth below. Landlord's determination of Tenant's Proportionate Share of the Premises shall be conclusive so long as it is reasonably and consistently applied. "OPERATING EXPENSES" shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay, because of or in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the Premises and its supporting facilities and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary or desirable to the Premises (as determined in a reasonable manner) other than those expenses and costs which are specifically attributable to Tenant or which are expressly made the financial responsibility of Landlord pursuant to this Lease. Operating Expenses shall include, but are not limited to, the following:

        (1) TAXES. All real property taxes and assessments, possessory interest taxes, sales taxes, personal property taxes, business or license taxes or fees, gross receipts taxes, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges, and other impositions, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind (including fees "in-lieu" of any such tax or assessment) which are now or hereafter assessed, levied, charged, confirmed, or imposed by any public authority upon the Premises, its operations or the Rent (or any portion or component thereof), or any tax, assessment or fee imposed in substitution, partially or totally, of any of the above. Operating Expenses shall also include any taxes, assessments, reassessments, or other fees or impositions with respect to the development, leasing, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof, including, without limitation, by or for Tenant, and all increases therein or reassessments thereof whether the increases or reassessments result from increased rate and/or valuation (whether upon a transfer of the Premises or any portion thereof or any interest therein or for any other reason). Operating Expenses shall not include inheritance or estate taxes imposed upon or assessed against the interest of any person in the Premises, or taxes computed upon the basis of the net income of any owners of any interest in the Premises. If it shall not be lawful for Tenant to reimburse Landlord for all or any part of such taxes, the monthly rental payable to Landlord under this Lease shall be revised to net Landlord the same net rental after imposition of any such taxes by Landlord as would have been payable to Landlord prior to the payment of any such taxes.

        (2) INSURANCE. All insurance premiums and costs, including, but not limited to, any deductible amounts, premiums and other costs of insurance paid by Landlord, including for the insurance coverage set forth in Paragraph 8.A. herein.

        (3) COMMON AREA MAINTENANCE.

                (a) Repairs, replacements, and general maintenance of and for the Premises and public and common areas and facilities of and comprising the Premises, including, but not limited to, the landscaped areas, parking and service areas, driveways, sidewalks, truck staging areas, and any other items or areas which affect the operation or appearance of the Premises, which determination shall be at Landlord's reasonable discretion, except for: those items expressly made the financial responsibility of Landlord pursuant to Paragraph 10 hereof and those items to the extent paid for by the proceeds of insurance.

                (b) Repairs, replacements, and general maintenance shall include the cost of any capital improvements made to or capital assets acquired for the Premises that in Landlord's discretion may reduce any other Operating Expenses, including present or future repair work, are reasonably necessary for the health and safety of the occupants of the Premises, or are required to comply with any Regulation, such costs or allocable portions thereof to be amortized over such reasonable period as Landlord shall determine, which shall be substantially in compliance with generally accepted accounting principles, together with interest on the unamortized balance at the publicly announced "prime rate" charged by Wells Fargo Bank, N.A. (San Francisco) or its successor at the time such improvements or capital assets are constructed or acquired, plus two (2) percentage points, or in the absence of such prime rate, then at the U.S. Treasury six-month market note (or bond, if so designated) rate as published by any national financial publication selected by Landlord, plus four (4) percentage points, but in no event more than the maximum rate permitted by law, plus reasonable financing charges.

                (c) Payment under or for any easement, license, permit, operating agreement, declaration, restrictive covenant or instrument relating to the Premises.

                (d) All expenses and rental related to services and costs of supplies, materials and equipment used in operating, managing and maintaining the Premises, the equipment therein and the adjacent sidewalks, driveways, parking and service areas, including, without limitation, expenses related to service agreements regarding security, fire and other alarm systems, janitorial services to the extent not addressed in Paragraph 11 hereof, window cleaning, elevator maintenance, Premises exterior maintenance, landscaping and expenses related to the administration, management and operation of the Premises, including without limitation salaries, wages and benefits and management office rent.

                (e) The cost of supplying any services and utilities which benefit all or a portion of the Premises to the extent not addressed in Paragraph 15 hereof.

                (f) Legal expenses and the cost of audits by certified public accountants.

                (g) A management fee equal to two and one-half percent (2 1/2%) of the Base Rent.

Operating Expenses shall not include except to the extent specifically provided in Paragraph 7(a)(1)-(3) above,

                (a) The initial construction cost of the Premises;

                (b) Debt service on any mortgage or deed of trust recorded with respect to the Premises;

                (c) Costs of capital improvements, replacements or equipment and any amortization expenses thereon;

                (d) Costs incurred by Landlord for the repair of damage to the Premises, to the extent that Landlord is reimbursed by insurance proceeds;

                (e) Marketing costs, including leasing commissions, attorneys' fees in connection with disputes with tenants (including Tenant) or with the negotiation and preparation or enforcement of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with prospective tenants or other occupants of the Building or the Premises;

                (f) Costs incurred by Landlord due to the violation by Landlord of the terms and conditions of any lease of space in the Building or the Premises;

                (g) Interest, principal, points and fees on debt or amortization payments on any mortgage or deed of trust or any other debt instrument encumbering the Premises or the land on which the Premises is situated;

                (g) Advertising and promotional expenditures;

                (i) Costs incurred in connection with upgrading the Premises to comply with disability, life, fire and safety codes in effect prior to the issuance of the temporary certificate of occupancy for the Building;

                (j) Interest, fines or penalties incurred as a result of a violation of law by Landlord or Landlord's failure to make payments when due unless such failure is commercially reasonable under the circumstances;

                (k) Costs for acquisition of sculpture, paintings or other objects of art in common areas;

                (l) The depreciation of the real property structures in the Premises;

                (m) Landlord's general corporate overhead and general administrative expenses not related to the operation of the Premises; and

                (n) Any bad debt loss, rent loss or reserves for bad debts or rent loss, or reserves for equipment or capital replacement.

                (o) Costs incurred by Landlord for remediation of Hazardous Materials existing on the Premises prior to the date of this Lease.

The above enumeration of services and facilities shall not be deemed to impose an obligation on Landlord to make available or provide such services or facilities except to the extent if any that

Landlord has specifically agreed elsewhere in this Lease to make the same available or provide the same. Without limiting the generality of the foregoing, Tenant acknowledges and agrees that it shall be responsible for providing adequate security for its use of the Premises and that Landlord shall have no obligation or liability with respect thereto, except to the extent if any that Landlord has specifically agreed elsewhere in this Lease to provide the same.

B. PAYMENT OF ESTIMATED OPERATING EXPENSES. "ESTIMATED OPERATING EXPENSES" for any particular year shall mean Landlord's estimate of the Operating Expenses for such fiscal year made with respect to such fiscal year as hereinafter provided. Landlord shall have the right from time to time to revise its fiscal year and interim accounting periods so long as the periods as so revised are reconciled with prior periods in a reasonable manner. During the last month of each fiscal year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of the Estimated Operating Expenses for the ensuing fiscal year. Tenant shall pay Tenant's Proportionate Share of the Estimated Operating Expenses with installments of Base Rent for the fiscal year to which the Estimated Operating Expenses applies in monthly installments on the first day of each calendar month during such year, in advance. Such payment shall be construed to be Additional Rent for all purposes hereunder. If at any time during the course of the fiscal year, Landlord determines that Operating Expenses are projected to vary from the then Estimated Operating Expenses by more than five percent (5%), Landlord may, by written notice to Tenant, revise the Estimated Operating Expenses for the balance of such fiscal year, and Tenant's monthly installments for the remainder of such year shall be adjusted so that by the end of such fiscal year Tenant has paid to Landlord Tenant's Proportionate Share of the revised Estimated Operating Expenses for such year, such revised installment amounts to be Additional Rent for all purposes hereunder.

C. COMPUTATION OF OPERATING EXPENSE ADJUSTMENT. "OPERATING EXPENSE ADJUSTMENT" shall mean the difference between Estimated Operating Expenses and actual Operating Expenses for any fiscal year determined as hereinafter provided. Within ninety (90) days after the end of each fiscal year, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of actual Operating Expenses for the fiscal year just ended, accompanied by a computation of Operating Expense Adjustment. If such statement shows that Tenant's payment based upon Estimated Operating Expenses is less than Tenant's Proportionate Share of Operating Expenses, then Tenant shall pay to Landlord the difference within twenty (20) days after receipt of such statement, such payment to constitute Additional Rent for all purposes hereunder. If such statement shows that Tenant's payments of Estimated Operating Expenses exceed Tenant's Proportionate Share of Operating Expenses, then (provided that Tenant is not in default beyond any applicable cure period under this Lease) Landlord shall pay to Tenant the difference within twenty (20) days after delivery of such statement to Tenant. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement, then the Operating Expense Adjustment shall be paid by the appropriate party within twenty (20) days after the date of delivery of the statement. Should this Lease commence or terminate at any time other than the first day of the fiscal year, Tenant's Proportionate Share of the Operating Expense Adjustment shall be prorated based on a month of thirty (30) days and the number of calendar months during such fiscal year that this Lease is in effect. Notwithstanding anything to the contrary contained in Paragraph 7.A or 7.B, Landlord's failure to provide any notices or statements within the time periods specified in those paragraphs shall in no way excuse Tenant from its obligation to pay Tenant's Proportionate Share of Operating Expenses.

D. NET LEASE. This shall be a triple net Lease and Base Rent shall be paid to Landlord absolutely net of all costs and expenses, except as specifically provided to the contrary in this Lease. The provisions for payment of Operating Expenses and the Operating Expense Adjustment are intended to pass on to Tenant and reimburse Landlord for all costs and expenses of the nature described in Paragraph 7.A. incurred in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the Premises and its supporting facilities and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary or desirable to the Premises.

E. TENANT AUDIT. If Tenant shall dispute the amount set forth in any statement provided by Landlord under Paragraph 7.B. or 7.C. above, Tenant shall have the right, not later than sixty (60) days following receipt of such statement and upon the condition that Tenant shall first deposit with Landlord the full amount in dispute, to cause Landlord's books and records with respect to Operating Expenses for such fiscal year to be audited by certified public accountants selected by Tenant and subject to Landlord's reasonable right of approval. The Operating

Expense Adjustment shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for a refund in excess of five percent (5%) of Tenant's Proportionate Share of the Operating Expenses previously reported, the cost of such audit shall be borne by Landlord; otherwise the cost of such audit shall be paid by Tenant. If Tenant shall not request an audit in accordance with the provisions of this Paragraph 7.E. within twenty (20) days after receipt of Landlord's statement provided pursuant to Paragraph 7.B. or 7.C., such statement shall be final and binding for all purposes hereof.

                        8. INSURANCE AND INDEMNIFICATION

A. LANDLORD'S INSURANCE. All insurance maintained by Landlord shall be for the sole benefit of Landlord and under Landlord's sole control.

        (1) PROPERTY INSURANCE. Landlord agrees to maintain property insurance insuring the Premises (excluding, however, the Initial Tenant Improvements and any Alterations owned by Tenant, which however, shall be insured by Tenant) ("LANDLORD'S PROPERTY INSURANCE") against damage or destruction due to risk including fire, vandalism, and malicious mischief in an amount not less than the replacement cost thereof, in the form and with deductibles and endorsements as selected by Landlord. At its election, Landlord may instead (but shall have no obligation to) obtain "All Risk" coverage, and may also obtain earthquake, pollution, and/or flood insurance in amounts selected by Landlord.

        (2) OPTIONAL INSURANCE. Landlord shall carry insurance against loss of rent, in an amount equal to the amount of Base Rent and Additional Rent that Landlord could be required to abate to Tenant in the event of condemnation or casualty damage for a period of twelve (12) months; provided, however, Landlord shall have the right, in its sole and absolute discretion, to terminate insurance coverage against loss of rent by providing Tenant fifteen (15) days written notice and upon receipt of such notice by Tenant, Tenant shall immediately maintain such insurance. Landlord may also (but shall have no obligation to) carry such other insurance as Landlord may deem prudent or advisable, including, without limitation, liability insurance in such amounts and on such terms as Landlord shall determine. Landlord shall not be obligated to insure, and shall have no responsibility whatsoever for any damage to, any furniture, machinery, goods, inventory or supplies, or other personal property or fixtures which Tenant may keep or maintain in the Premises, or any leasehold improvements, additions or alterations within the Premises.

B. TENANT'S INSURANCE.

        (1) PROPERTY INSURANCE. Tenant agrees to maintain property insurance insuring the Initial Tenant Improvements and any Alterations owned by Tenant against damage or destruction due to risk including fire, vandalism, and malicious mischief in an amount not less than the replacement cost thereof ("TENANT'S PROPERTY INSURANCE"). Tenant shall procure at Tenant's sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term, insurance on all personal property and fixtures of Tenant and all improvements, additions or alterations made by or for Tenant to the Premises on an "All Risk" basis, insuring such property for the full replacement value of such property.

        (2) LIABILITY INSURANCE. Tenant shall procure at Tenant's sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term Commercial General Liability insurance covering bodily injury and property damage liability occurring in or about the Premises or arising out of the use and occupancy of the Premises, and any part of either, and any areas adjacent thereto, and the business operated by Tenant or by any other occupant of the Premises. Such insurance shall include contractual liability coverage insuring all of Tenant's indemnity obligations under this Lease. Such coverage shall have a minimum combined single limit of liability of at least Two Million Dollars ($2,000,000.00), and a minimum general aggregate limit of Three Million Dollars ($3,000,000.00), with an "Additional Insured - Managers or Lessors of Premises Endorsement" and the "Amendment of the Pollution Exclusion Endorsement." All such policies shall be written to apply to all bodily injury (including death), property damage or loss, personal and advertising injury and other covered loss, however occasioned, occurring during the policy term, shall be endorsed to add Landlord and any party holding an interest to which this Lease may be subordinated as an additional insured, and shall provide that such coverage shall be "PRIMARY" and non-contributing with any insurance maintained by Landlord, which shall be excess insurance only. Such coverage shall also contain endorsements including employees as additional insureds if not covered by Tenant's Commercial General Liability Insurance. All such insurance shall provide for the severability of interests of insureds; and shall be written on an "OCCURRENCE" basis, which shall afford coverage for all claims based on acts, omissions, injury and damage, which occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period, provided, however, that the insurance may be written on a "CLAIMS MADE" basis if a) such claims-made policy has a retroactive date that precedes the commencement of this Lease, and b) Tenant purchases an extended reporting period of at least one year if, within the term of the Lease or three (3) years thereafter, such claims-made policy is canceled or non-renewed and not replaced with a policy having the same or an earlier retroactive date.

        (3) WORKERS' COMPENSATION AND EMPLOYERS' LIABILITY INSURANCE. Tenant shall carry Workers' Compensation Insurance as required by any Regulation, throughout the Term at Tenant's sole cost and expense. Tenant shall also carry Employers' Liability Insurance in amounts not less than One Million Dollars ($1,000,000) each accident for bodily injury by accident; One Million Dollars ($1,000,000) policy limit for bodily injury by disease; and One Million Dollars ($1,000,000) each employee for bodily injury by disease, throughout the Term at Tenant's sole cost and expense.

        (4) COMMERCIAL AUTO LIABILITY INSURANCE. Tenant shall procure at Tenant's sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term commercial auto liability insurance with a combined limit of not less than One Million Dollars ($1,000,000) for bodily injury and property damage for each accident. Such insurance shall cover liability relating to any auto (including owned, hired and non-owned autos).

        (5) GENERAL INSURANCE REQUIREMENTS. All coverages described in this Paragraph 8.B. shall be endorsed to (i) provide Landlord with thirty
        (30) days' notice of cancellation or change in terms; and (ii) waive all rights of subrogation by the insurance carrier against Landlord. If at any time during the Term the amount or coverage of insurance which Tenant is required to carry under this Paragraph 8.B. is, in Landlord's reasonable judgment, materially less than the amount or type of insurance coverage typically carried by owners or tenants of properties located in the general area in which the Premises are located which are similar to and operated for similar purposes as the Premises or if Tenant's use of the Premises should change with or without Landlord's consent, Landlord shall have the right to require Tenant to increase the amount or change the types of insurance coverage required under this Paragraph 8.B. All insurance policies required to be carried by Tenant under this Lease shall be written by companies rated A IX or better in "Best's Insurance Guide" and authorized to do business in the State of California. In any event deductible amounts under all insurance policies required to be carried by Tenant under this Lease shall not exceed Five Thousand Dollars ($5,000.00) per occurrence. Tenant shall deliver to Landlord on or before the Term Commencement Date, and thereafter at least thirty (30) days before the expiration dates of the expired policies, certified copies of Tenant's insurance policies, or a certificate evidencing the same issued by the insurer thereunder; and, if Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at Landlord's option and in addition to Landlord's other remedies in the event of a default by Tenant hereunder, procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent.

C. INDEMNIFICATION. Tenant shall indemnify, defend by counsel reasonably acceptable to Landlord, protect and hold Landlord harmless from and against any and all claims, liabilities, losses, costs, loss of rents, liens, damages, injuries or expenses, including reasonable attorneys' and consultants' fees and court costs, demands, causes of action, or judgments, directly or indirectly arising out of or related to: (1) claims of injury to or death of persons or damage to property occurring or resulting directly or indirectly from the use or occupancy of the Premises by Tenant or Tenant's Parties, or from activities or failures to act of Tenant or Tenant's Parties; (2) claims arising from work or labor performed, or for materials or supplies furnished to or at the request of Tenant in connection with performance of any work done for the account of Tenant within the Premises; (3) claims arising from any breach or default on the part of Tenant in the performance of any covenant contained in this Lease; and (4) claims arising from the negligence or intentional acts or omissions of Tenant or Tenant's Parties. The foregoing indemnity by Tenant shall not be applicable to claims to the extent arising from the gross negligence or willful misconduct of Landlord. Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury or damage to any person or property in or about the Premises by or from any cause whatsoever (other than Landlord's sole and active negligence, willful misconduct or Landlord's breach of this Lease) and, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement or other portion of the Premises, or caused by gas, fire, oil or electricity in, on or about the Premises. The provisions of this Paragraph shall survive the expiration or earlier termination of this Lease.

                            9. WAIVER OF SUBROGATION

    To the extent permitted by law and without affecting the coverage provided by insurance to be maintained hereunder or any other rights or remedies, Landlord and Tenant each waive any right to recover against the other for: (a) damages for injury to or death of persons; (b) damages to property, including personal property; (c) damages to the Premises or any part thereof; and (d) claims arising by reason of the foregoing due to hazards covered by insurance maintained or required to be maintained pursuant to this Lease to the extent of proceeds recovered therefrom, or proceeds which would have been recoverable therefrom in the case of the failure of any party to maintain any insurance coverage required to be maintained by such party pursuant to this Lease. This provision is intended to waive fully, any rights and/or claims arising by reason of the foregoing, but only to the extent that any of the foregoing damages and/or claims referred to above are covered or would be covered, and only to the extent of such coverage, by insurance actually carried or required to be maintained pursuant to this Lease by either Landlord or Tenant. This provision is also intended to waive fully, and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation on any insurance carrier. Subject to all qualifications of this Paragraph 9, Landlord waives its rights as specified in this Paragraph 9 with respect to any subtenant that it has approved pursuant to Paragraph 21 but only in exchange for the written waiver of such rights to be given by such subtenant to Landlord upon such subtenant taking possession of the Premises or a portion thereof. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy.

                     10. LANDLORD'S REPAIRS AND MAINTENANCE

    Landlord shall at Landlord's expense maintain in good repair, reasonable wear and tear excepted, the structural soundness of the roof, foundations, and exterior walls of the Premises. The term "exterior walls" as used herein shall not include windows, glass or plate glass, doors, dock bumpers or dock plates, special store fronts or office entries. Landlord shall maintain in good repair, reasonable wear and tear excepted, the common areas and the costs of such maintenance shall constitute an Operating Expense pursuant to Paragraph 7 above. Any damage caused by or repairs necessitated by any negligence or act of Tenant or Tenant's Parties may be repaired by Landlord at Landlord's option and Tenant's expense. Tenant shall immediately give Landlord written notice of any defect or need of repairs in such components of the Premises for which Landlord is responsible, after which Landlord shall have a reasonable opportunity and the right to enter the Premises at all reasonable times to repair same. Landlord's liability with respect to any defects, repairs, or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance, and there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of repairs, alterations or improvements in or to any portion of the Premises or to fixtures, appurtenances or equipment in the Premises, except as provided in Paragraph 24. By taking possession of the Premises, Tenant accepts them "as is," as being in good order, condition and repair and the condition in which Landlord is obligated to deliver them and suitable for the Permitted Use and Tenant's intended operations in the Premises, whether or not any notice of acceptance is given.

                      11. TENANT'S REPAIRS AND MAINTENANCE

    Tenant shall at all times during the Term at Tenant's expense maintain all parts of the Premises (except for those parts for which Landlord is responsible under Paragraph 10 above) in a good, clean and secure condition and promptly make all necessary repairs and replacements, as reasonably determined by Landlord, including but not limited to, all windows, glass, doors, walls, including demising walls, and wall finishes, floors and floor covering, the roof and roof membrane, heating, ventilating and air conditioning systems, ceiling insulation, truck doors, hardware, dock bumpers, dock plates and levelers, plumbing work and fixtures, downspouts, entries, skylights, smoke hatches, roof vents, electrical, mechanical, lighting or other systems, fire sprinklers and fire sprinkler systems, mechanical rooms, alarm systems, pest extermination, sanitary and storm sewer lines, utility services, telephone equipment and wiring service, lighting, and any other items or areas which affect the operation of appearance of the Premises, with materials and workmanship of the same character, kind and quality as the original. Tenant shall at Tenant's expense also perform regular removal of trash and debris. If Tenant uses rail and if required by the railroad company, Tenant agrees to sign a joint maintenance agreement governing the use of the rail spur, if any. Tenant shall, at Tenant's own expense, enter into a regularly scheduled preventative maintenance/service contract with a reputable, licensed maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within or serving the Premises. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective and a copy thereof delivered to Landlord within thirty
(30) days after the Term Commencement Date. If Tenant is in default (after notice and expiration of applicable cure period, if any), Landlord may, upon notice to Tenant, enter into such a service contract on behalf of Tenant or perform the work and in either case charge Tenant the cost thereof along with a reasonable amount for Landlord's overhead. Notwithstanding anything to the contrary contained herein, Tenant shall, at its expense, promptly repair any damage to the Premises resulting from or caused by any negligence or act of Tenant or Tenant's Parties. Nothing herein shall expressly or by implication render Tenant Landlord's agent or contractor to effect any repairs or maintenance required of Tenant under this Paragraph 11, as to all of which Tenant shall be solely responsible.

                                12. ALTERATIONS

A. Tenant shall not make, or allow to be made, any alterations, physical additions, improvements or partitions, including without limitation the attachment of any fixtures or equipment, in, about or to the Premises ("ALTERATIONS") without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed with respect to proposed Alterations which: (a) comply with all applicable Regulations (including, without limitation, the Americans With Disabilities Act) and (b) are, in Landlord's opinion, compatible with the Premises and its mechanical, plumbing, electrical, and heating/ventilation/air conditioning systems. Specifically, but without limiting the generality of the foregoing, Landlord shall have the right of written consent for all plans and specifications for the proposed Alterations, construction means and methods, all appropriate permits and licenses, any contractor or subcontractor to be employed on the work of Alterations, and the time for performance of such work, and may impose rules and regulations for contractors and subcontractors performing such work. Tenant shall also supply to Landlord any documents and information reasonably requested by Landlord in connection with Landlord's consideration of a request for approval hereunder. Tenant shall cause all Alterations to be accomplished in a good and workmanlike manner, and to comply with all applicable Regulations and Paragraph 27 hereof. Tenant shall at Tenant's sole expense, perform any additional work required under applicable Regulations (including, without limitation, the Americans With Disabilities Act) due to the Alterations hereunder. No review or consent by Landlord of or to any proposed Alteration or additional work shall constitute a waiver of Tenant's obligations under this Paragraph 12. Tenant shall reimburse Landlord for all costs which Landlord may incur in connection with granting approval to Tenant for any such Alterations, including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said plans and specifications, provided that in no event shall Tenant's reimbursement obligation exceed Five Hundred Dollars ($500) per request for expenses incurred by Landlord in connection with Landlord's consent to an Alteration. Except as provided in Section 24 to the contrary, all such Alterations shall remain the property of Tenant, until the expiration or earlier termination of this Lease, at which time they shall be and become the property of Landlord; provided, however, that concurrently with Tenant's written request for Landlord's consent to any Alteration pursuant to this Paragraph 12, Tenant may request from Landlord a written statement as to whether Landlord will require Tenant to remove such Alteration at the expiration or earlier termination of this Lease. Landlord may, at Landlord's option, require that Tenant, at Tenant's expense, remove any or all Alterations made by Tenant and restore the Premises by the expiration or earlier termination of this Lease, to their condition existing prior to the construction of any such Alterations. All such removals and restoration shall be accomplished in a first-class and good and workmanlike manner so as not to cause any damage to the Premises whatsoever. If Tenant fails to remove such Alterations or Tenant's trade fixtures or furniture or other personal property, Landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable law, at Tenant's sole expense. If Landlord fails to respond to Tenant's written request as to whether the Alteration must be removed at the expiration or earlier termination of the Lease within fifteen (15) days or Tenant fails to request a written statement from Landlord, Tenant shall be obligated to remove the Alteration upon the expiration of earlier termination of this Lease. In addition to and wholly apart from Tenant's obligation to pay Tenant's Proportionate Share of Operating Expenses, Tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its fixtures or personal property, on the value of Alterations within the Premises, and on Tenant's interest pursuant to this Lease, or any increase in any of the foregoing based on such Alterations. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord. Notwithstanding the foregoing, Tenant shall have the right, without consent of, but upon at least ten (10) business days' prior written notice (as provided under Paragraph 12.B below) to, Landlord, to make non-structural, Alterations within the interior of the Premises (and which are not visible from the outside of the Premises), which do not impair the value of the Premises, and which cost, in the aggregate, less than Fifty Thousand Dollars ($50,000.00) in any twelve
(12) month period during the Term of this Lease, provided that such Alterations shall nevertheless be subject to all of the remaining requirements of this Paragraph 12, including without limitation, subparagraphs (a) and (b) above and the requirement that Tenant seek a written determination from Landlord as to whether such Alteration must be removed at the expiration or earlier termination of the Lease, other than the requirement of Landlord's prior consent. In addition, all Alterations shall be performed by duly licensed contractors or subcontractors reasonably acceptable to Landlord, proof of insurance shall be submitted to Landlord as required under Paragraph 8.B above, and Landlord reserves the right to impose reasonable rules and regulations for contractors and subcontractors. Tenant shall, if requested by Landlord, promptly furnish Landlord with complete as-built plans and specifications for any Alterations performed by Tenant to the Premises, at Tenant's sole cost and expense. Tenant may finance Alterations and encumber them and its leasehold interest hereunder with a first priority security interest in the leasehold interest, including, but not limited to, the Alterations constructed thereon, so long as any financing or encumbering by Tenant of its Alterations, including, without limitation, Tenant's Improvements shall be subject to the terms and conditions of this Lease and the rights of any mortgagee of Landlord, Tenant's lender shall have executed Landlord's Disclaimer and Consent substantially in the form of EXHIBIT F attached hereto and made a part hereof, and at the expiration or earlier termination of this Lease any Alterations remaining on the Premises are free and clear of any liens. Landlord and Tenant shall reasonably cooperate with the other party's lender to effectuate such financing at no cost to the other party.

B. In compliance with Paragraph 27 hereof, at least ten (10) business days before beginning construction of any Alteration, Tenant shall give Landlord written notice of the expected commencement date of that construction to permit Landlord to post and record a notice of non-responsibility. Upon substantial completion of construction, if the law so provides, Tenant shall cause a timely notice of completion to be recorded in the Santa Clara County Recorder's office.

C. Notwithstanding anything contained in Sections 12.A and B to the contrary, Tenant shall construct those certain tenant improvements (the "INITIAL TENANT IMPROVEMENTS") described on and in accordance with EXHIBIT C attached hereto and made a part hereof. Except for the Additional Space which shall be removed upon the expiration or earlier termination of this Lease and in accordance with the removal and restoration requirements hereinafter set forth in this Section 12.C, upon the expiration or earlier termination of this Lease, Tenant shall not be obligated to remove the Initial Tenant Improvements from the Premises. Upon the expiration or earlier termination of this Lease, Tenant, at Tenant's expense, shall remove Tenant's personal property and trade fixtures, a copy of such list is attached hereto as EXHIBIT D ("TENANT'S PERSONAL PROPERTY"), and restore the Premises to its condition as of the date of this Lease, normal wear and tear excepted. All such removals and restoration shall be accomplished in a first-class and good and workmanlike manner so as not to cause any damage to the Premises whatsoever except that which Tenant can and does repair. If Tenant fails to remove Tenant's Personal Property, Landlord may keep and use Tenant's Personal Property or remove any of Tenant's Personal Property and cause Tenant's Personal Property to be stored or sold in accordance with applicable law, at Tenant's sole expense.

                                   13. SIGNS

Tenant shall not place, install, affix, paint or maintain any signs, notices, graphics or banners whatsoever or any window decor which is visible in or from public view or corridors, the common areas or the exterior of the Premises, in or on any exterior window or window fronting upon any common areas or service area or upon any truck doors or man doors without Landlord's prior written approval which Landlord shall have the right to withhold in its absolute and sole discretion; provided that Tenant's name shall be included in any Premises-standard door and directory signage, if any, in accordance with Landlord's signage program, including without limitation, payment by Tenant of any fee charged by Landlord for maintaining such signage, which fee shall constitute Additional Rent hereunder. Any installation of signs, notices, graphics or banners on or about the Premises approved by Landlord shall be subject to any Regulations and to any other requirements imposed by Landlord. Tenant shall remove all such signs or graphics by the expiration or any earlier termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury to or defacement of the Premises and any other improvements contained therein, and Tenant shall repair any injury or defacement including without limitation discoloration caused by such installation or removal. Notwithstanding the foregoing, Tenant shall be entitled to use the two
(2) existing podiums to affix signs subject to any Regulations and the consent of Landlord which shall not be unreasonably withheld, conditioned or delayed.

                         14. INSPECTION/POSTING NOTICES

Subject to Tenant's reasonable security requirements and the requirements of Good Manufacturing Practice, after reasonable notice, except in emergencies where no such notice shall be required, Landlord and Landlord's agents and representatives, shall have the right to enter the Premises to inspect the same, to clean, to perform such work as may be permitted or required hereunder, to make repairs to the portion of the Premises, common areas or the exterior of the Building for which Landlord is responsible, construct improvements or perform alterations to the exterior of the Premises, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord's interest in the Premises or to exhibit the Premises to prospective tenants, purchasers, encumbrancers or to others, or for any other purpose as Landlord may deem reasonably necessary; provided, however, that Landlord shall comply with Tenant's established procedures for entry and shall use reasonable efforts not to unreasonably interfere with Tenant's business operations. Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry. Provided Landlord has materially complied with the provisions of this Section 14, Tenant waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby unless caused by Landlord's sole and active negligence or willful misconduct. Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. At any time within six (6) months prior to the expiration of the Term or following any earlier termination of this Lease or agreement to terminate this Lease, Landlord shall have the right to erect on the Premises a suitable sign indicating that the Premises are available for lease.

                           15. SERVICES AND UTILITIES

A. Tenant shall pay directly for all water, gas, heat, air conditioning, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and maintenance charges for utilities and shall furnish all electric light bulbs, ballasts and tubes. All sums payable under this Paragraph 15 shall constitute Additional Rent hereunder.

B. Tenant acknowledges that Tenant has inspected and accepts the water, electricity, heat and air conditioning and other utilities and services being supplied or furnished to the Premises as of the date Tenant takes possession of the Premises, if any, as being sufficient in their present condition, "as is," for the Permitted Use, and for Tenant's intended operations in the Premises.

C. Landlord shall not be liable for any damages directly or indirectly resulting from nor shall the Rent or any monies owed Landlord under this Lease herein reserved be abated by reason of:

(a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any such utilities or services, or any change in the character or means of supplying or providing any such utilities or services or any supplier thereof; (b) the failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, or any other accidents or other conditions beyond the reasonable control of Landlord or because of any interruption of service due to Tenant's use of water, electric current or other resource in excess of that being supplied or furnished for the use of the Premises as of the date Tenant takes possession of the Premises; or
(c) the inadequacy, limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises otherwise; or (d) the partial or total unavailability of any such utilities or services to the Premises, whether by Regulation or otherwise; nor shall any such occurrence constitute an actual or constructive eviction of Tenant. Landlord shall further have no obligation to protect or preserve any apparatus, equipment or device installed by Tenant in the Premises, including without limitation by providing additional or after-hours heating or air conditioning. Tenant may, but shall not be obligated to, upon notice to Landlord, contract with or otherwise obtain any electrical or other such service for or with respect to the Premises or Tenant's operations therein from any supplier or provider of any such service. In the event Tenant elects to obtain any electrical or other service, Tenant shall be solely responsible for any installing, maintaining, repairing, replacing or upgrading such service or any equipment or machinery associated therewith.

                               16. SUBORDINATION

Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be and is hereby declared to be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises and/or the land upon which the Premises are situated, or both; and (b) any mortgage or deed of trust which may now exist or be placed upon the Premises and/or the land upon which the Premises are situated, or said ground leases or underlying leases, or Landlord's interest or estate in any of said items which is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord provided that Tenant shall not be disturbed in its possession under this Lease by such successor in interest so long as Tenant is not in default under this Lease. Within ten (10) days after request by Landlord, Tenant shall execute and deliver any additional documents evidencing Tenant's attornment or the subordination of this Lease with respect to any such ground leases or underlying leases or any such mortgage or deed of trust, in the form requested by Landlord or by any ground landlord, mortgagee, or beneficiary under a deed of trust, subject to such nondisturbance requirement. In the event this Lease shall be subject to the prior rights of any mortgagee or ground lessor, then Landlord shall secure from such mortgagee or ground lessor an agreement in writing whereby Tenant, so long as Tenant is not in default hereunder, may remain in possession of the Premises pursuant to the terms hereof and without any diminution of Tenant's rights should Landlord become in default with respect to such mortgage or ground lease or should the Premises become the subject of any action to foreclose any mortgage or to dispossess Landlord. Such agreement would provide, among other things, that the new owner following any foreclosure, sale or conveyance shall not be (i) liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership; (ii) subject to any offsets or defenses which Tenant might have against any prior landlord; (iii) bound by prepayment of more than one (1) month's Rent; or (iv) liable to Tenant for any security deposit not actually received by such new owner. Each ground landlord, mortgagee, or beneficiary under a deed of trust shall be an express third party beneficiary of the provisions of this Paragraph 16 and any other provisions of this Lease that are for the benefit of such party.

                            17. FINANCIAL STATEMENTS

At the request of Landlord from time to time, Tenant shall provide to Landlord Tenant's then existing financial statements or other information discussing financial worth of Tenant and any guarantor, which Landlord shall use solely for purposes of this Lease and in connection with the ownership, management, financing and disposition of the Premises.

                            18. ESTOPPEL CERTIFICATE

Tenant agrees from time to time, within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this Lease is in full force and effect, that this Lease has not been modified (or stating all modifications, written or oral, to this Lease), the date to which Rent has been paid, the unexpired portion of this Lease, that there are no current defaults by Landlord or Tenant under this Lease (or specifying any such defaults), that the leasehold estate granted by this Lease is the sole interest of Tenant in the Premises and/or the land at which the Premises are situated, and such other matters pertaining to this Lease as may be reasonably requested by Landlord or any mortgagee, beneficiary, purchaser or prospective purchaser of the Premises or any interest therein. Landlord agrees from time to time, within ten (10) days after request of Tenant, to deliver to Tenant, or Tenant's designee, an estoppel certificate stating that this Lease is in full force and effect, that this Lease has not been modified (or stating all modifications, written or oral, to this Lease), to Landlord's knowledge the date to which Rent has been paid, the unexpired portion of this Lease, that to Landlord's knowledge there are no current defaults by Landlord or Tenant under this Lease (or specifying any such defaults), that the leasehold estate granted by this Lease is the sole interest of Tenant in the Premises and/or the land at which the Premises are situated. Failure by Tenant to execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included are true and correct without exception. Tenant agrees that if Tenant fails to execute and deliver such certificate within such ten (10) day period, Landlord may execute and deliver such certificate on Tenant's behalf and that such certificate shall be binding on Tenant. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Premises or any interest therein. The parties agree that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this Lease, and shall be an event of default (without any cure period that might be provided under Paragraph 26.A(3) of this Lease) if Tenant fails to fully comply or makes any material misstatement in any such certificate.

                              19. SECURITY DEPOSIT

Tenant agrees to deposit with Landlord upon execution of this Lease, a security deposit as stated in the Basic Lease Information (the "SECURITY DEPOSIT"), which sum shall be held and owned by Landlord, without obligation to pay interest, as security for the performance of Tenant's covenants and obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of damages incurred by Landlord in case of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord may from time to time, without prejudice to any other remedy provided herein or by law, use such fund as a credit to the extent necessary to credit against any arrears of Rent or other payments due to Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default, and Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant at such time after termination of this Lease that all of Tenant's obligations under this Lease have been fulfilled, reduced by such amounts as may be required by Landlord to remedy defaults on the part of Tenant in the payment of Rent or other obligations of Tenant under this Lease, to repair damage to the Premises caused by Tenant or any Tenant's Parties and to clean the Premises. Landlord may use and commingle the Security Deposit with other funds of Landlord.

                      20. LIMITATION OF TENANT'S REMEDIES

The obligations and liability of Landlord to Tenant for any default by Landlord under the terms of this Lease are not personal obligations of Landlord or of the individual or other partners of Landlord or its or their partners, directors, officers, or shareholders, and Tenant agrees to look solely to Landlord's interest in the Premises for the recovery of any amount from Landlord, and shall not look to other assets of Landlord nor seek recourse against the assets of the individual or other partners of Landlord or its or their partners, directors, officers or shareholders. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, mortgage or deed of trust on the Premises. Under no circumstances shall Tenant have the right to offset against or recoup Rent or other payments due and to become due to Landlord hereunder except as expressly provided in Paragraph 23.B. below, which Rent and other payments shall be absolutely due and payable hereunder in accordance with the terms hereof.

                         21. ASSIGNMENT AND SUBLETTING

A. (1) GENERAL. Tenant shall not assign or pledge this Lease or sublet the Premises or any part thereof, whether voluntarily or by operation of law, or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, or suffer or permit any such assignment, pledge, subleasing or occupancy, without Landlord's prior written consent which consent shall not be unreasonably withheld, delayed or conditioned except as provided herein. If Tenant desires to assign this Lease or sublet any or all of the Premises, Tenant shall give Landlord written notice (the "TRANSFER NOTICE") (except when no such notice is required under Section 21.A(3) below) at least thirty (30) days prior to the anticipated effective date of the proposed assignment or sublease, which shall contain all of the information reasonably requested by Landlord. Landlord shall then have a period of fifteen (15) days following receipt of the Transfer Notice to notify Tenant in writing that Landlord elects to consent to the proposed assignment or sublease, subject, however, to Landlord's prior written consent of the proposed assignee or subtenant and of any related documents or agreements associated with the assignment or sublease. Consent to any assignment or subletting shall not constitute consent to any subsequent transaction to which this Paragraph 21 applies.

        (2) CONDITIONS OF LANDLORD'S CONSENT. Without limiting the other instances in which it may be reasonable for Landlord to withhold Landlord's consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold Landlord's consent in the following instances: if the proposed assignee does not agree to be bound by and assume the obligations of Tenant under this Lease in form and substance satisfactory to Landlord; the use of the Premises by such proposed assignee or subtenant would not be a Permitted Use; the proposed assignee or subtenant is not of sound financial condition as determined by Landlord in Landlord's reasonable discretion; the proposed assignee or subtenant is a governmental agency; the proposed assignee or subtenant is a person with whom Landlord is negotiating to lease space in the Premises or is a present tenant of the Premises; the assignment or subletting would entail any Alterations which would lessen the value of the leasehold improvements in the Premises or use of any Hazardous Materials or other noxious use; or Tenant is in default beyond any applicable cure period of any obligation of Tenant under this Lease, or Tenant has defaulted under this Lease on three
                (3) or more occasions during any twelve (12) months preceding the date that Tenant shall request consent. Failure by or refusal of Landlord to consent to a proposed assignee or subtenant shall not cause a termination of this Lease. At the option of Landlord, a surrender and termination of this Lease shall operate as an assignment to Landlord of some or all subleases or subtenancies. Landlord shall exercise this option by giving notice of that assignment to such subtenants on or before the effective date of the surrender and termination. In connection with each request for assignment or subletting, Tenant shall pay to Landlord Landlord's standard fee for approving such requests which shall not exceed Two Hundred Fifty Dollars ($250), as well as all reasonable costs incurred by Landlord or any mortgagee or ground lessor in approving each such request and effecting any such transfer, including, without limitation, reasonable attorneys' fees.

        (3) Tenant shall be permitted to transfer to an Affiliate (as defined below) without the consent of Landlord so long as the following conditions are met: (a) unless such notice is prohibited by law in which case no prior notice shall be required, at least ten (10) business days before any such assignment of sublease, Landlord receives written notice of such assignment or sublease (as well as any documents or information reasonably requested by Landlord regarding the proposed intended transfer and the transferee); (b) Tenant is not then and has not been in default under this Lease after notice and expiration of any applicable cure period; (c) if the transfer is an assignment or any other transfer to an Affiliate other than a sublease, the intended assignee assumes in writing all of Tenant's obligations under this Lease relating to the Premises in form satisfactory to Landlord or, if the transfer is a sublease, the intended sublessee accepts the sublease in form reasonably satisfactory to Landlord; (d) the use of the Premises by the intended transferee would be a Permitted Use; and (e) the intended transferee has a tangible net worth, as evidenced by financial statements delivered to Landlord and certified by an independent certified public accountant in accordance with generally accepted accounting principles that are consistently applied, of at least equal to the net worth of Tenant at the time of the proposed transfer. No transfer to an Affiliate in accordance with this subparagraph shall relieve Tenant name herein of any obligation under this Lease or alter the primary liability of Tenant named herein for the payment of Rent or for the performance of any other obligation to be performed by Tenant. An "AFFILIATE" means any entity that (i) controls, is controlled by, or is under common control with Tenant, (ii) results from the transfer of all or substantially all of Tenant's assets or stocks, or (iii) results from the merger or consolidation of Tenant with another entity. "CONTROL" means the direct or indirect ownership of more than fifty percent (50%) of the voting securities of an entity or possession of the right to vote more than fifty percent (50%) of the voting interest in the ordinary direction of the entity's affairs. Without limiting the effect of Section 21C, below, notwithstanding anything to the contrary contained herein, Tenant shall have a one (1) time right during the initial Term of this Lease to a transfer by sale or assignment of the interest of Tenant to a publicly held company ("Public Company"), provided that the transferee shall have a tangible net worth, as evidenced by financial statements delivered to Landlord and certified by an independent certified public accountant in accordance with generally accepted accounting principles that are consistently applied, of at least equal to the net worth of Tenant at the time of the proposed transfer.

B. BONUS RENT. Any Rent or other consideration realized by Tenant under any such sublease or assignment in excess of the Rent payable hereunder, shall be divided and paid, fifty percent (50%) to Tenant, fifty percent (50%) to Landlord after amortization over the balance of the Term of the following actual and reasonable costs incurred by Tenant: (i) brokerage commission, (ii) legal fees, (iii) additional improvements for the subtenant or assignee and (iv) a portion of the unamortized cost of the Initial Tenant Improvements paid for by Tenant and listed on EXHIBIT C which for purposes of calculating bonus rent, shall be an amount equal to the total cost of the Initial Tenant Improvements amortized at a simple interest rate of ten percent (10%) per annum. Within thirty (30) days after substantial completion of the Initial Tenant Improvements, Landlord and Tenant shall execute an agreement setting forth the actual cost of such Initial Tenant Improvements. Notwithstanding the foregoing, Tenant shall be entitled to retain any Rent or other consideration realized by Tenant (in excess of the Rent payable hereunder) under its sublease with Comparative dated as of February 1, 1999 (the "COMPARATIVE SUBLEASE"). Landlord hereby approves the Comparative Sublease. In any subletting or assignment undertaken by Tenant, Tenant shall diligently seek to obtain the maximum rental amount available in the marketplace for comparable space available for primary leasing.

C. CORPORATION. If Tenant is a corporation, a transfer of corporate shares by sale, assignment, bequest, inheritance, operation of law or other disposition (including such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceedings) resulting in a change in the present control of such corporation or any of its parent corporations by the person or persons owning a majority of said corporate shares, shall constitute an assignment for purposes of this Lease. Notwithstanding anything to the contrary in this Lease, the transfer of outstanding capital stock or other listed equity interests, or the purchase of outstanding capital stock or other listed equity interests, or the purchase of equity interests issued in an initial public offering of stock, through the "over-the-counter" market or any recognized national or international securities exchange shall not constitute an assignment for purposes of this Lease.

D. UNINCORPORATED ENTITY. If Tenant is a partnership, joint venture, unincorporated limited liability company or other unincorporated business form, a transfer of the interest of persons, firms or entities responsible for managerial control of Tenant by sale, assignment, bequest, inheritance, operation of law or other disposition, so as to result in a change in the present control of said entity and/or of the underlying beneficial interests of said entity and/or a change in the identity of the persons responsible for the general credit obligations of said entity shall constitute an assignment for all purposes of this Lease.

E. LIABILITY. No assignment or subletting by Tenant, permitted or otherwise, shall relieve Tenant of any obligation under this Lease or alter the primary liability of the Tenant named herein for the payment of Rent or for the performance of any other obligations to be performed by Tenant, including obligations contained in Paragraph 25 with respect to any assignee or subtenant. Landlord may collect rent or other amounts or any portion thereof from any assignee, subtenant, or other occupant of the Premises, permitted or otherwise, and apply the net rent collected to the Rent payable hereunder, but no such collection shall be deemed to be a waiver of this Paragraph 21, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of the obligations of Tenant under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.

                                 22. AUTHORITY

Landlord represents and warrants that it has full right and authority to enter into this Lease and to perform all of Landlord's obligations hereunder and that all persons signing this Lease on its behalf are authorized to do. Tenant and the person or persons, if any, signing on behalf of Tenant, jointly and severally represent and warrant that Tenant has full right and authority to enter into this Lease, and to perform all of Tenant's obligations hereunder, and that all persons signing this Lease on its behalf are authorized to do so.

                                23. CONDEMNATION

A. CONDEMNATION AND RIGHTS TO TERMINATE. If the whole or any substantial part of the Premises should be taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the Permitted Use of the Premises, either party shall have the right to terminate this Lease at its option. If any material portion of the Premises is taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, Landlord may terminate this Lease at its option. Notwithstanding anything contained in this Paragraph 23.A to the contrary, in the event Landlord elects to terminate the Lease, Landlord shall provide written notice to Tenant of Landlord's intention to terminate the Lease, and, within ten (10) days after receipt of such written notice from Landlord, Tenant may elect to keep the Lease in full force and effect by delivering written notice thereof (the "ELECTION NOTICE") in which case (i) Tenant shall pay all costs and expenses necessary to restore the Premises and to enable Tenant to use the Premises in accordance with the terms and conditions of this Lease; (ii) Tenant shall continue to pay Rent for the remainder of the Term and all other monetary sums due under this Lease without abatement; and (iii) Landlord shall receive a credit for all sums received or to be received by Tenant from the condemning authority except to the extent specifically provided in Paragraph 23.B to the contrary. In the event Landlord does not deliver written notice to Tenant of Landlord's intention to terminate the Lease as provided herein, (i) Tenant shall continue to pay Rent for the remainder of the Term and all other monetary sums due under this Lease without abatement and (ii) Landlord shall receive a credit for all sums received or to be received by Tenant from the condemning authority except to the extent specifically provided in Paragraph 23.B to the contrary. Notwithstanding anything to the contrary contained in this Paragraph, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under power of eminent domain during the Term, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Term; in the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises during the Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration of the Premises and the use and occupancy of the Premises.

B. AWARD. Landlord shall be entitled to (and Tenant shall assign to Landlord) any and all payment, income, rent, award or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance and Tenant shall have no claim against Landlord or otherwise for any sums paid by virtue of such proceedings, whether or not attributable to the value of any unexpired portion of this Lease, except as expressly provided in this Lease. Notwithstanding the foregoing, any compensation specifically and separately awarded Tenant for Tenant's personal property and trade fixtures, Initial Tenant Improvements and relocation costs, shall be and remain the property of Tenant.

C. WAIVER OF CCP SECTION 1265.130. Each party waives the provisions of California Civil Code Procedure Section 1265.130 allowing either party to petition the superior court to terminate this Lease as a result of a partial taking.

                              24. CASUALTY DAMAGE

A. GENERAL. If the Premises should be damaged or destroyed by fire, tornado, or other casualty (collectively, "CASUALTY"), Tenant shall give immediate written notice thereof to Landlord.

B. REBUILD AND REPAIR. If the Premises should be damaged by Casualty in whole or in part, then Landlord may elect, in its sole and absolute discretion, to rebuild or repair the Premises by delivering written notice to Tenant of its election within thirty (30) days after Landlord's receipt of notice of the damage or destruction. Upon such election, Landlord shall proceed to rebuild and repair the Premises diligently and to substantially the same condition as the Premises existed at the time of the Casualty with such modifications and alterations as mutually agreed upon by Landlord and Tenant in their respective reasonable discretion. Notwithstanding the above, in the event Landlord elects to rebuild or repair the Premises as provided herein, Landlord shall not be required to rebuild, repair or replace any part of any Alterations (including without limitation, the Initial Tenant Improvements) which may have been placed, on or about the Premises by Tenant and Tenant shall continue to pay Base Rent and Additional Rent under this Lease, with no right to rent abatement unless and to the extent any proceeds of rental interruption insurance are paid. If Landlord elects not to rebuild or repair the Premises, in its sole and absolute discretion, then Landlord shall notify Tenant by delivering written notice of such election within thirty (30) days after Landlord's receipt of notice of the damage or destruction and Landlord shall retain all proceeds of Landlord's Property Insurance. Within ten (10) days after receipt of Landlord's written notice, Tenant, at Tenant's sole cost and expense, may elect by delivering written notice to Landlord to proceed to rebuild and repair the Premises diligently to substantially the same condition as the Premises existed at the time of the Casualty, with such modifications and alterations as mutually agreed upon by Landlord and Tenant in their respective reasonable discretion. Upon such election by Tenant to repair or rebuild the Premises, Tenant shall deposit such amount required to rebuild or repair the Premises as reasonably determined by Landlord with a bank selected by Tenant and approved by Landlord as security for the performance of Tenant's obligations under this Section 24.B. Notwithstanding the foregoing, if the Premises should be damaged by Casualty and Tenant elects to rebuild and repair the Premises, then (i) Tenant shall continue to pay Rent under this Lease, with no right to rent abatement, unless and to the extent any proceeds of rental interruption insurance are paid, (ii) Landlord shall keep any and all insurance proceeds received by Landlord, under any insurance policies maintained by Landlord's Property Insurance, as a result of such Casualty, and shall have no obligation to contribute any of such proceeds to the rebuilding or repairing of the Premises. In the event that Landlord does not elect to rebuild or repair the Premises and/or Tenant does not elect to rebuild or repair the Premises, then either party may terminate this Lease upon ten (10) days advance written notice to the other party and Tenant shall retain all proceeds of Tenant's Property Insurance. Notwithstanding anything contrary contained in this Lease, immediately following the repair or rebuilding of the Premises, Landlord shall be the owner of the Premises and any part that is rebuilt or repaired, regardless of which party pays for the costs of rebuilding or repairing.

C. TENANT'S FAULT. Notwithstanding anything herein to the contrary, if the Premises or any portion thereof is damaged by Casualty resulting from the fault, negligence, or breach of this Lease by Tenant or any of Tenant's Parties, Base Rent and Additional Rent shall not be diminished during the repair of such damage except and to the extent of proceeds are paid through rental interruption insurance and Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Premises caused thereby.

D. INSURANCE PROCEEDS. Notwithstanding anything herein to the contrary, except if Tenant elects to rebuild or repair the Premises pursuant to Section 24.B above, if the Premises is damaged or destroyed and are not fully covered by the insurance proceeds received by Landlord or if the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds from Landlord's Property Insurance be applied to such indebtedness, then in either case Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty
(30) days after the date of notice to Landlord that said damage or destruction is not fully covered by insurance or such requirement is made by any such holder, as the case may be, whereupon this Lease shall terminate.

E. WAIVER. This Paragraph 24 shall be Tenant's sole and exclusive remedy in the event of damage or destruction to the Premises. As a material inducement to Landlord entering into this Lease, Tenant hereby waives any rights it may have under Sections 1932, 1933(4), 1941 or 1942 of the Civil Code of California with respect to any destruction of the Premises, Landlord's obligation for tenantability of the Premises and Tenant's right to make repairs and deduct the expenses of such repairs, or under any similar law, statute or ordinance now or hereafter in effect.

F. TENANT'S PERSONAL PROPERTY. In the event of any damage or destruction of the Premises, under no circumstances shall Landlord be required to repair any injury or damage to, or make any repairs to or replacements of, Tenant's personal property or Initial Tenant Improvements.

                                25. HOLDING OVER

Unless Landlord expressly consents in writing to Tenant's holding over, Tenant shall be unlawfully and illegally in possession of the Premises, whether or not Landlord accepts any rent from Tenant or any other person while Tenant remains in possession of the Premises without Landlord's written consent. If Tenant shall retain possession of the Premises or any portion thereof without Landlord's consent following the expiration of this Lease or sooner termination for any reason, then Tenant shall pay to Landlord for each day of such retention one hundred seventy five percent (175%) of the amount of daily rental as of the last month prior to the date of expiration or earlier termination. Tenant shall also indemnify, defend, protect and hold Landlord harmless from any loss, liability or cost, including consequential and incidental damages and reasonable attorneys' fees, incurred by Landlord resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by the succeeding tenant founded on such delay. Acceptance of Rent by Landlord following expiration or earlier termination of this Lease, or following demand by Landlord for possession of the Premises, shall not constitute a renewal of this Lease, and nothing contained in this Paragraph 25 shall waive Landlord's right of reentry or any other right. Additionally, if upon expiration or earlier termination of this Lease, or following demand by Landlord for possession of the Premises, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Premises or any other Tenant obligations as set forth in this Lease, then Landlord shall have the right to perform any such obligations as it deems necessary at Tenant's sole cost and expense, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this Paragraph 25 shall apply. The provisions of this Paragraph 25 shall survive any expiration or earlier termination of this Lease.

                                  26. DEFAULT

A. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an event of default on the part of Tenant:

        (1) ABANDONMENT. Abandonment of the Premises for a continuous period in excess of five (5) days. Tenant waives any right to notice Tenant may have under Section 1951.3 of the Civil Code of the State of California, the terms of this Paragraph 26.A. being deemed such notice to Tenant as required by said Section 1951.3.

        (2) NONPAYMENT OF RENT. Failure to pay any installment of Rent or any other amount within three (3) days after the Rent or such other amount is due and payable hereunder, as to which time is of the essence.

        (3) OTHER OBLIGATIONS. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subparagraphs (1) and (2) of this Paragraph 26.A. and Paragraphs 8, 18 and 38, such failure continuing for fifteen (15) days after written notice of such failure, as to which time is of the essence; provided, however, Tenant shall not be deemed to be in default if the nature of such failure is of a type that cannot reasonably be cured within such fifteen (15) day period and Tenant commences to cure within fifteen (15) days and diligently prosecutes such cure to completion but in no event shall such period to cure exceed ninety (90) days after written notice of such failure to perform by Tenant (except as provided in Paragraph 30 below); Provided, however, that so long as Tenant is diligently pursuing such cure and there is no decrease in the value of the Premises as a result of such default, the Landlord in its reasonable discretion may extend the cure period as Landlord deems appropriate.

        (4) GENERAL ASSIGNMENT. A general assignment by Tenant for the benefit of creditors.

        (5) BANKRUPTCY. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of sixty
        (60) days. If under applicable law, the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease.

        (6) RECEIVERSHIP. The employment of a receiver to take possession of substantially all of Tenant's assets or the Premises, if such appointment remains undismissed or undischarged for a period of thirty
        (30) days after the order therefor.

        (7) ATTACHMENT. The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or Tenant's leasehold of the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) days after the levy thereof.

        (8) INSOLVENCY. The admission by Tenant in writing of its inability to pay its debts as they become due.

B. REMEDIES UPON DEFAULT.

        (1) TERMINATION. In the event of the occurrence of any event of default, Landlord shall have the right to give a written termination notice to Tenant, and on the date specified in such notice, Tenant's right to possession shall terminate, and this Lease shall terminate unless on or before such date all Rent in arrears and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other events of default of this Lease by Tenant at the time existing shall have been fully remedied to the satisfaction of Landlord. At any time after such termination, Landlord may recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, including any subtenant or subtenants notwithstanding Landlord's consent to any sublease, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by any reason of Tenant's default or of such termination. Landlord hereby reserves the right, but shall not have the obligation, to recognize the continued possession of any subtenant. The delivery or surrender to Landlord by or on behalf of Tenant of keys, entry codes, or other means to bypass security at the Premises shall not terminate this Lease.

        (2) CONTINUATION AFTER DEFAULT. Even though an event of default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under Paragraph 26.B.(1) hereof, and Landlord may enforce all of Landlord's rights and remedies under this Lease and at law or in equity, including without limitation, the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a landlord under Section 1951.4 of the Civil Code of the State of California or any successor code section. Acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver under application of Landlord to protect Landlord's interest under this Lease or other entry by Landlord upon the Premises shall not constitute an election to terminate Tenant's right to possession.

        (3) INCREASED SECURITY DEPOSIT. If Tenant is in default under Paragraph 26.A.(2) hereof and such default remains uncured for ten (10) days after such occurrence or such default occurs more than three (3) times in any twelve (12) month period, Landlord may require that Tenant increase the Security Deposit to the amount of three (3) times the current month's Rent at the time of the most recent default.

C. DAMAGES AFTER DEFAULT. Should Landlord terminate this Lease pursuant to the provisions of Paragraph 26.B.(1) hereof, Landlord shall have the rights and remedies of a Landlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor code sections. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law or at equity, Landlord shall be entitled to recover from
Tenant: (1) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination, (2) the worth at the time of award of the amount by which the unpaid Rent and other amounts that would have been earned after the date of termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided;
(3) the worth at the time of award of the amount by which the unpaid Rent and other amounts for the balance of the Term after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided; and
(4) any other amount and court costs necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award" as used in (1) and (2) above shall be computed at the Applicable Interest Rate (defined below). The "worth at the time of award" as used in (3) above shall be computed by discounting such amount at the Federal Discount Rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). If this Lease provides for any periods during the Term during which Tenant is not required to pay Base Rent or if Tenant otherwise receives a Rent concession, then upon the occurrence of an event of default, Tenant shall owe to Landlord the full amount of such Base Rent or value of such Rent concession, plus interest at the Applicable Interest Rate, calculated from the date that such Base Rent or Rent concession would have been payable.

D. LATE CHARGE. In addition to its other remedies, Landlord shall have the right without notice or demand to add to the amount of any payment required to be made by Tenant hereunder, and which is not paid and received by Landlord on or before the first day of each calendar month, an amount equal to six percent (6%) of the delinquency for each month or portion thereof that the delinquency remains outstanding to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Landlord's damage by virtue of such delinquencies would be extremely difficult and impracticable to compute and the amount stated herein represents a reasonable estimate thereof. Any waiver by Landlord of any late charges or failure to claim the same shall not constitute a waiver of other late charges or any other remedies available to Landlord.

E. INTEREST. Interest shall accrue on all sums not paid when due hereunder at the lesser of eighteen percent (18%) per annum or the maximum interest rate allowed by law ("APPLICABLE INTEREST RATE") from the due date until paid.

F. REMEDIES CUMULATIVE. All rights, privileges and elections or remedies of the parties are cumulative and not alternative, to the extent permitted by law and except as otherwise provided herein.

                                   27. LIENS

A. Tenant shall at all times keep the Premises free from liens arising out of or related to work or services performed, materials or supplies furnished or obligations incurred by or on behalf of Tenant or in connection with work made, suffered or done by or on behalf of Tenant in or on the Premises. Notwithstanding the foregoing, the Tenant shall have the right to encumber its leasehold interest hereunder and its interest in the Tenant's Initial Tenant Improvements and/or Alterations with a first prior security interest in the leasehold interest including, without limitation, the Alterations constructed thereon, so long as any financing or encumbering by Tenant of Tenant's Initial Tenant Improvements and/or Alterations shall be subject to the terms and conditions of this Lease and to the rights of any mortgagee of Landlord, Tenant's lender shall have executed Landlord's Disclaimer and Consent substantially in the form of EXHIBIT F attached hereto and made a part hereof, and at the expiration or earlier termination of this Lease any Initial Tenant Improvements or Alterations remaining on the Premises are free and clear of any liens. If Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord on behalf of Tenant and all expenses incurred by Landlord in connection therefor shall be payable to

Landlord by Tenant on demand with interest at the Applicable Interest Rate as Additional Rent. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give Landlord not less than ten (10) business days prior written notice of the commencement of any work in the Premises which could lawfully give rise to a claim for mechanics' or materialmen's liens to permit Landlord to post and record a timely notice of non-responsibility, as Landlord may elect to proceed or as the law may from time to time provide, for which purpose, if Landlord shall so determine, Landlord may enter the Premises. Tenant shall not remove any such notice posted by Landlord without Landlord's consent, and in any event not before completion of the work which could lawfully give rise to a claim for mechanics' or materialmen's liens.



                          28. [INTENTIONALLY DELETED]

                           29. TRANSFERS BY LANDLORD

In the event of a sale or conveyance by Landlord of the Premises or a foreclosure by any creditor of Landlord, the same shall operate to release Landlord from any liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, to the extent required to be performed after the passing of title to Landlord's successor-in-interest. In such event, Tenant agrees to look solely to the responsibility of the successor-in-interest of Landlord under this Lease with respect to the performance of the covenants and duties of "Landlord" to be performed after the passing of title to Landlord's successor-in-interest. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. Landlord's successor(s)-in-interest shall not have liability to Tenant with respect to the failure to perform any of the obligations of "Landlord," to the extent required to be performed prior to the date such successor(s)-in-interest became the owner of the Premises.

              30. RIGHT OF LANDLORD TO PERFORM TENANT'S COVENANTS

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Base Rent, required to be paid by Tenant hereunder or shall fail to perform any other act on Tenant's part to be performed hereunder, including Tenant's obligations under Paragraph 11 hereof, and such failure shall continue for fifteen (15) days after notice thereof by Landlord, in addition to the other rights and remedies of Landlord, Landlord may make any such payment and perform any such act on Tenant's part; provided, however, in the event that Tenant's failure to perform relates to regulations pertaining to Tenant's Permitted Use and Tenant is diligently pursuing the cure of such failure, notwithstanding the provisions of Paragraph 26.B to the contrary, Landlord shall not be entitled to perform Tenant's obligations if and only to the extent that the performance by Landlord would materially and adversely affect Tenant's rights to cure such failure and such failure by Tenant continues for less than ninety (90) days. In the case of an emergency, no prior notification by Landlord shall be required. Landlord may take such actions without any obligation and without releasing Tenant from any of Tenant's obligations. All sums so paid by Landlord and all incidental costs incurred by Landlord and interest thereon at the Applicable Interest Rate, from the date of payment by Landlord, shall be paid to Landlord on demand as Additional Rent.

                                   31. WAIVER

If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein, or constitute a course of dealing contrary to the expressed terms of this Lease. The acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord, based upon full knowledge of the circumstances.

                                  32. NOTICES

Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to sending, mailing, or delivery of any notice or the making of any payment by Landlord or Tenant to the other shall be deemed to be complied with when and if the following steps are taken:

A. RENT. All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at Landlord's Remittance Address set forth in the Basic Lease Information, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay Rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord.

B. Other. All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and either personally delivered, sent by commercial overnight courier, mailed, certified or registered, postage prepaid or sent by facsimile with confirmed receipt (and with an original sent by commercial overnight courier), and in each case addressed to the party to be notified at the Notice Address for such party as specified in the Basic Lease Information or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party. Notices shall be deemed served upon receipt or refusal to accept delivery. Tenant appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of occupying the Premises at the time, and, if there is no such person, then such service may be made by attaching the same on the main entrance of the Premises.

C. Required Notices. Tenant shall immediately notify Landlord in writing of any notice of a violation or a potential or alleged violation of any Regulation that relates to the Premises, or of any inquiry, investigation, enforcement or other action that is instituted or threatened by any governmental or regulatory agency against Tenant or any other occupant of the Premises, or any claim that is instituted or threatened by any third party that relates to the Premises.

                              33. ATTORNEYS' FEES

If Landlord places the enforcement of this Lease, or any part thereof, or the collection of any Rent due, or to become due hereunder, or recovery of possession of the Premises in the hands of an attorney, Tenant shall pay to Landlord, upon demand, Landlord's reasonable attorneys' fees and court costs, whether incurred at trial, appeal or review. In any action which Landlord or Tenant brings to enforce its respective rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party including reasonable attorneys' fees, to be fixed by the court, and said costs and attorneys' fees shall be a part of the judgment in said action.

                           34. SUCCESSORS AND ASSIGNS

This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment is approved by Landlord or as otherwise permitted hereunder, Tenant's assigns.

                               35. FORCE MAJEURE

If performance by a party of any portion of this Lease is made impossible by any prevention, delay, or stoppage caused by strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes for those items, government actions, civil commotions, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform, performance by that party for a period equal to the period of that prevention, delay, or stoppage is excused. Tenant's obligation to pay Rent, however, is not excused by this Paragraph 35.

                           36. SURRENDER OF PREMISES

Subject to the provisions of Paragraph 12, Tenant shall, upon expiration or sooner termination of this Lease, surrender the Premises to Landlord in the same condition as existed on the date

Tenant originally took possession thereof, including, but not limited to, all interior walls cleaned, all holes in walls repaired, all carpets cleaned, all HVAC equipment in operating order and in good repair, and all floors cleaned, and free of any Tenant-introduced marking or painting, all to the reasonable satisfaction of Landlord. Tenant shall remove all of its debris from the Premises. At or before the time of surrender, Tenant shall (i) comply with the terms of Paragraph 12 hereof with respect to Alterations to the Premises and all other matters addressed in such Paragraph, and (ii) obtain regulatory approvals required for closure or cessation of the operations of Tenant and any subtenant. If the Premises are not so surrendered at the expiration or sooner termination of this Lease, the provisions of Paragraph 25 hereof shall apply. All keys to the Premises or any part thereof shall be surrendered to Landlord upon expiration or sooner termination of the Term. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall meet with Landlord for a joint inspection of the Premises at the time of vacating, but nothing contained herein shall be construed as an extension of the Term or as a consent by Landlord to any holding over by Tenant. In the event of Tenant's failure to give such notice or participate in such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall conclusively be deemed correct for purposes of determining Tenant's responsibility for repairs and restoration. Any delay caused by Tenant's failure to carry out its obligations under this Paragraph 36 beyond the term hereof, shall constitute unlawful and illegal possession of Premises under Paragraph 25 hereof.

                               37. MISCELLANEOUS

A. GENERAL. The term "Tenant" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their respective successors, executors, administrators and permitted assigns, according to the context hereof.

B. TIME. Time is of the essence regarding this Lease and all of its provisions.

C. CHOICE OF LAW. This Lease shall in all respects be governed by the laws of the State of California.

D. ENTIRE AGREEMENT. This Lease, together with its Exhibits, addenda and attachments and the Basic Lease Information, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its Exhibits, addenda and attachments and the Basic Lease Information.

E. MODIFICATION. This Lease may not be modified except by a written instrument signed by the parties hereto. Tenant and Landlord accept the area of the Premises as specified in the Basic Lease Information as the approximate area of the Premises for all purposes under this Lease, and acknowledge and agree that no other definition of the area (rentable, usable or otherwise) of the Premises shall apply. Neither Landlord nor Tenant shall be entitled to a recalculation of the square footage of the Premises, rentable, usable or otherwise, and no recalculation, if made, irrespective of its purpose, shall reduce Tenant's obligations under this Lease in any manner, including, without limitation, the amount of Base Rent payable by Tenant or Tenant's Proportionate Share of the Premises.

F. SEVERABILITY. If, for any reason whatsoever, any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

G. RECORDATION. Tenant shall not record this Lease or a short form memorandum hereof.

H. EXAMINATION OF LEASE. Submission of this Lease to Tenant does not constitute an option or offer to lease and this Lease is not effective otherwise until execution and delivery by both Landlord and Tenant.

I. ACCORD AND SATISFACTION. No payment by Tenant of a lesser amount than the total Rent due nor any endorsement on any check or letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction of full payment of Rent, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue other remedies. All offers by or on behalf of Tenant of accord and satisfaction are hereby rejected in advance.

J. EASEMENTS. Landlord may grant easements on the Premises and dedicate for public use portions of the Premises without Tenant's consent; provided that no such grant or dedication shall materially interfere with Tenant's Permitted Use of the Premises. Upon Landlord's request, Tenant shall execute, acknowledge and deliver to Landlord documents, instruments, maps and plats necessary to effectuate Tenant's covenants hereunder.

K. DRAFTING AND DETERMINATION PRESUMPTION. The parties acknowledge that this Lease has been agreed to by both the parties, that both Landlord and Tenant have consulted with attorneys with respect to the terms of this Lease and that no presumption shall be created against Landlord because Landlord drafted this Lease. Except as otherwise specifically set forth in this Lease, with respect to any consent, determination or estimation of Landlord required or allowed in this Lease or requested of Landlord, Landlord's consent, determination or estimation shall be given or made solely by Landlord in Landlord's good faith opinion, whether or not objectively reasonable. If Landlord fails to respond to any request for its consent within the time period, if any, specified in this Lease, Landlord shall be deemed to have disapproved such request.

L. EXHIBITS. The Basic Lease Information, and the Exhibits, addenda and attachments attached hereto are hereby incorporated herein by this reference and made a part of this Lease as though fully set forth herein.

M. NO LIGHT, AIR OR VIEW EASEMENT. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Premises shall in no way affect this Lease or impose any liability on Landlord.

N. NO THIRD PARTY BENEFIT. This Lease is a contract between Landlord and Tenant and nothing herein is intended to create any third party benefit.

O. QUIET ENJOYMENT. Upon payment by Tenant of the Rent, and upon the observance and performance of all of the other covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to all of the other terms and conditions of this Lease. Landlord shall not be liable for any hindrance, interruption, interference or disturbance by other third persons, nor shall Tenant be released from any obligations under this Lease because of such hindrance, interruption, interference or disturbance.

P. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed an original.

Q. MULTIPLE PARTIES. If more than one person or entity is named herein as Tenant, such multiple parties shall have joint and several responsibility to comply with the terms of this Lease.

R. PRORATIONS. Any Rent or other amounts payable to Landlord by Tenant hereunder for any fractional month shall be prorated based on a month of thirty (30) days. As used herein, the term "fiscal year" shall mean the calendar year or such other fiscal year as Landlord may deem appropriate.

                           38. ADDITIONAL PROVISIONS

A. OPTION TO EXTEND.

        (1) Subject to the terms and conditions of this Section 38.A, Tenant shall have one (1) option to extend the Term of this Lease with respect to all of the Premises for a period of seven (7) years commencing on the expiration date of the Term (the "Extension Period"). The option to extend is sometimes referred to herein as the "Option to Extend".

                (a) The Option to Extend shall be exercised, if at all, by written notice of exercise given to Landlord by Tenant not earlier than August 30, 2017 and not later than October 31, 2017 (the "Expiration Date"). In the event that Tenant fails to deliver such exercise notice to Landlord as provided herein, the Option to Extend shall be null and void and of no further force or effect.

                (b) Anything herein to the contrary notwithstanding, if Tenant is in default of any monetary obligation hereunder (without regard to any notice or cure period) or is in default of any material non-monetary obligation hereunder following the expiration of any applicable notice and cure period, either at the time Tenant exercises the Option to Extend or on the commencement date of the Extension Period, then Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate the Option to Extend upon written notice to Tenant.

        (2) In the event the Option to Extend is exercised in a timely fashion, this Lease shall be extended for an additional seven (7) years upon all of the terms and conditions of this Lease, provided that (i) Tenant shall not receive any tenant improvement allowance or other allowance,
        (ii) Tenant shall take the Premises in its AS-IS condition, (iii) the Rent for such Extension Period shall be adjusted to equal the "Fair Market Rent" for the Premises and (iv) Tenant shall have no further options to extend the Term of this Lease. For purposes hereof, "Fair Market Rent" shall mean the prevailing gross rental rate per annum per square foot as of the commencement date of the Extension Period, including, without limitation, base rent, additional rent and all other monetary payments (including base rent increases and step-ups) agreed to be paid by new tenants generally for first-class fully improved research and development space with ancillary office space in a condition (including the state of build out) and location comparable to the Premises in comparable first-class buildings in the City of Santa Clara for seven (7) year terms, pursuant to new leases entered into by such other tenants, and considering any rental abatement and any other similar concessions granted in connection with new leases for such comparable space (and other similar items). For purposes of this Section 38.A, "fully improved research and development space with ancillary office space" shall mean such facilities which are improved with research and development space with ancillary office space comparable to those in existence in the Premises on the date of this Lease.

        (3) Within thirty (30) days after receipt of Tenant's written notice of its to exercise the Option to Extend, Landlord shall notify Tenant in writing of Landlord's proposed Fair Market Rent for the term of the Extension Period, based on the provisions of Section 2 above. Within thirty (30) days after receipt of such notice from Landlord, Tenant shall have the right either to (i) accept Landlord's statement of Fair Market Rent as the Fair Market Rent for the Extension Period, or (ii) elect to arbitrate Landlord's estimate of Fair Market Rent, such arbitration to be conducted pursuant to the provisions hereof. Failure on the part of Tenant to require arbitration of Fair Market Rent within thirty (30) such day period shall constitute acceptance of the Fair Market Rent for the Extension Period, as proposed by Landlord. If Tenant elects arbitration, the arbitration shall be concluded within ninety
        (90) days after the date of Tenant's election. To the extent that arbitration has not been completed prior to the expiration of the Term of the Lease, Tenant shall pay Fair Market Rent in an amount equal to the rate proposed by Landlord, and the Fair Market Rent shall be adjusted, if necessary, once the Fair Market Rent is ultimately determined by arbitration. Should the monthly installments of Fair Market Rent as adjusted for the period following the completion of such arbitration exceed the amount previously paid by Tenant for such period, Tenant shall pay the entire difference to Landlord within thirty (30) days following delivery of written demand. Should the monthly installments of Fair Market Rent as adjusted following completion of such arbitration be less than the amount previously paid by Tenant for such period, Landlord shall credit such difference against the next installment(s) of Fair Market Rent coming due. Upon determination of the Fair Market Rent for the Extension Period (whether by mutual agreement or by arbitration), the parties shall enter into an amendment to this Lease memorializing such determination.

        (4) In the event of arbitration, the judgment or the award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding between the parties. The arbitration shall be conducted and determined in the City and County of Santa Clara in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration of commercial disputes except to the extent that the procedures mandated by said rules shall be modified as follows:

                (a) Tenant shall make demand for arbitration in writing within thirty (30) days after service of Landlord's determination of Fair Market Rent given under Section 3 above, specifying therein the name and address of the person to act as the arbitrator on its behalf. The arbitrator shall be a leasing agent with at least ten
                        (10) years experience and otherwise familiar with the Fair Market Rent of first-class fully improved research and development and office space in the City of Santa Clara who would qualify as an expert witness over objection to give opinion testimony addressed to the issue in a court of competent jurisdiction. Failure on the part of Tenant to make a proper demand in a timely manner for such arbitration shall constitute a waiver of the right thereto. Within fifteen (15) days after the service of the demand for arbitration, Landlord shall give notice to Tenant, specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf who shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by Tenant shall be the arbitrator to determine the issue.

                        (b) In the event that two (2) arbitrators are chosen pursuant to Section 4(a) above, the arbitrators so chosen shall, within fifteen (15) days after the second arbitrator is appointed, appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two (2) arbitrators pursuant to Section 4(a). In the event the two (2) arbitrators are unable to agree upon such appointment within ten (10) days after expiration of said fifteen (15) day period, the third arbitrator shall be selected by the parties themselves, if they can agree thereon, within a further period of fifteen (15) days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then Chief Judge of the United States District Court having jurisdiction over the City and County of Santa Clara, acting in his private and not in his official capacity, and the other party shall not raise any question as to such Judge's full power and jurisdiction to entertain the application for and make the appointment. The third arbitrator shall decide the dispute if it has not previously been resolved by following the procedure set forth below.

                        (c) Where the determination of Fair Market Rent cannot be resolved by settlement between the parties during the course of arbitration, the issue shall be resolved by the third arbitrator in accordance with the following procedure. The arbitrator selected by each of the parties shall state in writing his or her determination of the Fair Market Rent supported by the reasons therefor with counterpart copies to each party. The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third arbitrator shall be to select which of the two proposed resolutions most closely approximates his or her determination of Fair Market Rent. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he or she chooses as most closely approximating his or her determination shall constitute the decision of the arbitrators and be final and binding upon the parties.

                        (d) In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as provided for appointment of the third arbitrator. The arbitrators shall decide the issue within fifteen (15) days after the appointment of the third arbitrator. Any decision in which the arbitrator appointed by Landlord and the arbitrator appointed by Tenant concur shall be binding and conclusive upon the parties. Each party shall pay the fee and expenses of its respective arbitrator and both shall share the fee and expenses of the third arbitrator. The attorneys' fees and expenses of counsel for the respective parties and of witnesses shall be paid by the respective party engaging such counsel or calling such witnesses.

                        (e) The third arbitrator shall have the right to consult experts and competent authorities to obtain factual information or evidence pertaining to a determination of Fair Market Rent, but any such consultation shall be made in the presence of both parties with full right on their part to cross-examine. The third arbitrator shall render his or her decision in writing with counterpart copies to each party. The third arbitrator shall have no power to modify the provisions of this Lease.

                        (f) The Option to Extend granted to Tenant pursuant to this Section 38.A shall be personal to Aviron and shall not be assigned, transferred or otherwise conveyed by Aviron, provided, that Aviron shall be entitled to assign, transfer or otherwise convey the Option to Extend and the Lease to an Affiliate or a Public Company to the extent provided and subject to the terms and conditions of Section 21.A.3. Except as provided in the previous sentence, in the event Aviron attempts to or assigns, transfers or otherwise conveys the Option to Extend granted hereunder or the Lease or attempts any of the foregoing, the Option to Extend granted herein and the Lease shall automatically terminate.

B. LETTER OF CREDIT.

        1. DELIVERY OF LETTER OF CREDIT. In lieu of depositing a security deposit with Landlord, Tenant shall, on execution of this Lease, deliver to Landlord and cause to be in effect during the Lease Term an unconditional, irrevocable letter of credit ("LOC") in the amount specified for the Security Deposit in the Basic Lease Information, as it may be increased as provided in this Lease (the "LOC Amount") which LOC shall renew automatically from year to year. The LOC shall be in a form reasonably acceptable to Landlord and shall be issued by an LOC bank selected by Tenant and acceptable to Landlord. An LOC bank is a bank that accepts deposits, maintains accounts, has a local office that will negotiate a letter of credit, and the deposits of which are insured by the Federal Deposit Insurance Corporation. Tenant shall pay all expenses, points, or fees incurred by Tenant in obtaining the LOC. The LOC shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Premises, the Building and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the LOC and/or the LOC Security Deposit (as defined below) to the transferee or mortgagee, and in the event of such transfer, Tenant shall look solely to such transferee or mortgagee for the return of the LOC and/or the LOC Security Deposit.

        2. REPLACEMENT OF LETTER OF CREDIT. Tenant may, from time to time, replace any existing LOC with a new LOC if the new LOC (a) becomes effective prior to the expiration of the LOC that it replaces; (b) is in the required LOC amount; (c) is issued by an LOC bank reasonably acceptable to Landlord; and (d) otherwise complies with the requirements of this Paragraph 38.B.

        3. LANDLORD'S RIGHT TO DRAW ON LETTER OF CREDIT. Landlord shall hold the LOC as security for the performance of Tenant's obligations under this Lease. If, after notice and failure to cure within any applicable period provided in this Lease, Tenant defaults on any provision of this Lease, Landlord may, without prejudice to any other remedy it has, draw on that portion of the LOC necessary to (a) pay Rent or other sum in default; (b) pay or reimburse Landlord for any amount that Landlord may spend or become obligated to spend in exercising Landlord's rights under Paragraph 30; and/or (c) compensate Landlord for any expense, loss, or damage that Landlord may suffer because of Tenant's default. If Tenant fails to renew or replace the LOC prior to its expiration, Landlord may, without prejudice to any other remedy it has, draw on the entire amount of the LOC.

        4. LOC SECURITY DEPOSIT. Any amount of the LOC that is drawn on by Landlord but not applied by Landlord shall be held by Landlord as a security deposit (the "LOC SECURITY DEPOSIT") in accordance with Paragraph 19 of this Lease.

        5. RESTORATION OF LETTER OF CREDIT AND LOC SECURITY DEPOSIT. If Landlord draws on any portion of the LOC and/or applies all or any portion of such draw, Tenant shall, within five (5) business days after demand by Landlord, either (a) deposit cash with Landlord in an amount that, when added to the amount remaining under the LOC and the amount of any LOC Security Deposit, shall equal the LOC Amount then required under this Paragraph 38.B; or
                (b) reinstate the LOC to the full LOC Amount.

C. OPTION TO PURCHASE.

        (1) Landlord hereby grants to Tenant an option to purchase the Premises (the "First Option to Purchase") pursuant to the terms and conditions of this Section 38.C and the Purchase Agreement attached hereto as EXHIBIT
        E. The First Option to Purchase shall be exercisable at any time from the Term Commencement Date until September 30, 2000 (the "First Option Term") and subject to the requirements contained herein. The First Option to Purchase may be exercised by: (a) delivering written notice to Landlord (the "First Option Exercise Notice") not later than ninety (90) days prior to the proposed Closing Date (as defined in the Purchase Agreement) but in any event not later than September 30, 2000 and not earlier than one hundred twenty (120) days prior to the proposed Closing Date and in accordance with the notice provisions contained in the Basic Lease Information, (b) delivering a copy of the Purchase Agreement executed by Tenant, and (c) depositing the sum of Five Hundred Thousand Dollars ($500,000) with the Title Company (as defined in the Purchase Agreement) and held in accordance with the terms and conditions of the Purchase Agreement. The First Option Exercise Notice shall affirmatively state that the Tenant exercises the First Option to Purchase without condition or qualification. Subject to the terms and conditions of the Purchase Agreement, in the event Tenant exercises the First Option to Purchase, in no event shall the Closing Date be later than January 31, 2001.

        (2) In the event Tenant does not exercise the First Option to Purchase as set forth herein, Landlord hereby grants to Tenant an option to purchase the Premises (the "Second Option to Purchase," together with the First Option to Purchase hereinafter referred to collectively as the "Option to Purchase") pursuant to the terms and conditions of this
        Section 38.C. and the Purchase Agreement attached hereto as EXHIBIT E. The Second Option to Purchase shall be exercisable from April 1, 2018 to May 31, 2018 (the "Second Option Term") and subject to the requirements contained herein. The Second Option to Purchase may only be exercised by: (a) delivering written notice to Landlord (the "Second Option Exercise Notice") not later than May 31, 2018 and not earlier than April 1, 2018 and in accordance with the notice provisions contained in the Basic Lease Information, (b) delivering a copy of the Purchase Agreement executed by Tenant, and (c) depositing the sum of Five Hundred Thousand Dollars ($500,000) with the Title Company (as defined in the Purchase Agreement) and held in accordance with the terms and conditions of the Purchase Agreement; provided, however, prior to delivering the Second Option Exercise Notice, Tenant shall have first exercised the Option to Extend pursuant to the terms and conditions of Section 38.A. above. The Second Option Exercise Notice shall affirmatively state that the Tenant exercises the Second Option to Purchase without condition or qualification. Subject to the terms and conditions of the Purchase Agreement, in the event Tenant exercises the Second Option to Purchase, the Closing Date shall be January 31, 2019.

        (3) The purchase price (the "Purchase Price") for the First Option to Purchase or the Second Option to Purchase, as applicable, shall be equal to the "Fair Market Value" for the Premises at the time Tenant delivers the First Option Exercise Notice or the Second Option Exercise Notice, as applicable. For purposes hereof, "Fair Market Value" shall mean the amount that a third party independent buyer would pay for the Premises and the amount that a third party independent seller would accept for the Premises under no compulsion to buy or sell, respectively, and taking into account all circumstances of the Premises, including, but not limited to, the physical, economic and other market conditions of the Premises, and purchase price for first-class space in a condition (including the state of build out) and location comparable to the Premises in comparable first-class "biotech" buildings in the San Mateo, Santa Clara, Alameda and San Francisco counties. In addition, for purposes of determining "Fair Market Value", the appraisers shall be instructed to appraise the Premises on the basis that it is an income producing property. For purposes of the appraisal, the appraisers shall be instructed to assume that this Lease will remain in effect during the entire Term (and the Term as extended pursuant to the Option to Extend in the case of the Second Option to Purchase); that Tenant will pay when due all Base Rent (calculated pursuant to Section 38.A above in the case of the Second Option to Purchase), Additional Rent and all other sums due hereunder (including, without limitation, all adjustments thereto provided for hereunder); and that the Tenant will comply with the terms of the Lease during the Term hereof (and the Term as extended pursuant to the Option to Extend in the case of the Second Option to Purchase).

                (a) On or before the date that is fifteen (15) days after receipt of the First Option Exercise Notice or Second Option Exercise Notice, as applicable, Landlord shall notify Tenant in writing of Landlord's proposed Purchase Price, based on the provisions of Section 3 above. Within fifteen (15) days after receipt of such notice from Landlord, Tenant shall have the right either to (i) accept Landlord's statement of Purchase Price as the Purchase Price for the Premises, or (ii) elect to arbitrate the Fair Market Value of the Premises, such arbitration to be conducted pursuant to the provisions hereof. Failure on the part of Tenant to require arbitration of Fair Market Value within such fifteen (15) day period shall constitute acceptance of the Purchase Price for the Premises, as proposed by Landlord. If Tenant elects arbitration, the arbitration shall be concluded as expeditiously as possible but in any event within sixty (60) days after the date of Tenant's election. To the extent that arbitration has not been completed as provided herein, Tenant shall pay the Purchase Price proposed by Landlord, and the Purchase Price shall be adjusted, if necessary, pursuant to a provision in the Purchase Agreement which shall survive the Closing Date, once the Fair Market Value is ultimately determined by arbitration. Should the Purchase Price as determined by arbitration exceed the Purchase Price previously paid by Tenant, Tenant shall pay the entire difference to Landlord within thirty (30) days following delivery of written demand. Should the Purchase Price as determined by arbitration be less than the Purchase Price previously paid by Tenant, Landlord shall pay the entire difference to Tenant within thirty (30) days following delivery of written demand. Upon determination of the Purchase Agreement (whether by mutual agreement or by arbitration), the parties shall incorporate the Purchase Price into the Purchase Agreement.

                (b) In the event of arbitration, the judgement or award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding between the parties. The arbitration shall be conducted and determined in the City and County of Santa Clara in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration of commercial disputes except to the extent that the procedures mandated by said rules shall be modified as follows:

                (c) Tenant shall make demand for arbitration in writing within fifteen (15) days after service of Landlord's delivery of notice of the Purchase Price, specifying therein the name and address of the person to act as the arbitrator on its behalf. The arbitrator shall be a MAI appraiser with at least ten (10) years experience and otherwise familiar with the Fair Market Values of first-class buildings in a condition (including the state of build out) and location comparable to the Premises in comparable first-class "biotech" buildings in the San Mateo, Santa Clara, Alameda and San Francisco counties who would qualify as an expert witness over objection to give opinion testimony addressed to the issue in a court of competent jurisdiction. Failure on the part of Tenant to make a proper demand in a timely manner for such arbitration shall constitute a waiver of the right thereto. Within fifteen (15) days after the service of the demand for arbitration, Landlord shall give notice to Tenant, specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf who shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by Tenant shall be the arbitrator to determine the issue.

                (d) In the event that two (2) arbitrators are chosen pursuant to
                Section 4(a) above, the arbitrators so chosen shall, within fifteen (15) days after the second arbitrator is appointed, appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two (2) arbitrators pursuant to Section 4(a). In the event the two (2) arbitrators are unable to agree upon such appointment within ten (10) days after expiration of said fifteen (15) day period, the third arbitrator shall be selected by the parties themselves, if they can agree thereon, within a further period of five (5) days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then Chief Judge of the United States District Court having jurisdiction over the City and County of Santa Clara, acting in his private and not in his official capacity, and the other party shall not raise any question as to such Judge's full power and jurisdiction to entertain the application for and make the appointment. The third arbitrator shall decide the dispute if it has not previously been resolved by following the procedure set forth below.

                (e) Where the determination of Fair Market Value cannot be resolved by settlement between the parties during the course of arbitration, the issue shall be resolved by the third arbitrator in accordance with the following procedure. The arbitrator selected by each of the parties shall state in writing his or her determination of the Fair Market Value supported by the reasons therefor with counterpart copies to each party. The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third arbitrator shall be to select which of the two proposed resolutions most closely approximates his or her determination of Fair Market Value. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he or she chooses as most closely approximating his or her determination shall constitute the decision of the arbitrators and be final and binding upon the parties.

                (f) In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as provided for appointment of the third arbitrator. The arbitrators shall decide the issue within ten (10) days after the appointment of the third arbitrator. Any decision in which the arbitrator appointed by Landlord and the arbitrator appointed by Tenant concur shall be binding and conclusive upon the parties. Each party shall pay the fee and expenses of its respective arbitrator and both shall share the fee and expenses of the third arbitrator. The attorneys' fees and expenses of counsel for the respective parties and of witnesses shall be paid by the respective party engaging such counsel or calling such witnesses.

                (g) The third arbitrator shall have the right to consult experts and competent authorities to obtain factual information or evidence pertaining to a determination of Fair Market Value, but any such consultation shall be made in the presence of both parties with full right on their part to cross-examine. The third arbitrator shall render his or her decision in writing with counterpart copies to each party. The third arbitrator shall have no power to modify the provisions of this Lease.

        (4) So long as all conditions to the exercise of the Option to Purchase are satisfied or are waived in writing by Landlord, Tenant may exercise the Option to Purchase in accordance with this Section 38.C and in no other manner. In the event that Tenant fails to deliver the First Option Exercise Notice or the Second Option Exercise Notice to Landlord as provided herein, the First Option Exercise Notice or the Second Option Exercise Notice, as applicable, shall be null and void and of no further force or effect.

        (5) Anything herein to the contrary notwithstanding, if Tenant is in default of any monetary obligation hereunder (without regard to any notice or cure period) or is in default of any material non-monetary obligation hereunder following the expiration of any applicable notice and cure period, either at the time Tenant exercises the Option to Purchase or on the Closing Date, then Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate the First Option to Purchase, or the Second Option to Purchase, as applicable, upon written notice to Tenant. Any inspection or testing of the Premises by Tenant shall be conducted in accordance with the Purchase Agreement.

        (6) The First Option to Purchase and the Second Option to Purchase granted to Tenant pursuant to this Section 38.C shall be personal to Aviron and shall not be assigned, transferred or otherwise conveyed by Aviron; provided, that Aviron shall be entitled to assign, transfer or otherwise convey the First Option to Purchase or the Second Option to Purchase, as applicable, or assign the Lease to an Affiliate or a Public

        Company to the extent provided and subject to the terms and conditions of Section 21.A.3. Except as provided in the previous sentence, in the event Aviron attempts to or assigns, transfers or otherwise conveys the First Option to Purchase and/or the Second Option to Purchase granted hereunder or assign the Lease or attempts any of the foregoing, both the First Option to Purchase and the Second Option to Purchase granted herein and the Lease shall automatically terminate.

        (7) Landlord and tenant agree that Tenant's failure to perform as required in this Section 38.C may result in substantial losses to Landlord, including, but not limited to, the loss of prospective tenants and/or purchasers of the Premises. As a consequence thereof, Landlord and Tenant agree that time is truly of the essence of each of the provisions of this Section 38.C and the Purchase Agreement.

        (8) On the Closing Date, this Lease shall automatically terminate, Rent and other charges owing to Landlord, if any, shall be prorated as of the Closing Date and neither Landlord nor Tenant shall have any further obligations hereunder except as specifically provided herein to the contrary.



IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and the year first above written.


                                       LANDLORD

                                       Spieker Properties, L.P.,
                                       a California limited partnership

                                       By:  Spieker Properties, Inc.,
                                            a Maryland corporation,
                                            its general partner


                                            By:  /s/ [Signature Illegible]
                                                --------------------------------

                                            Its:  Regional Senior Vice President
                                                --------------------------------


                                       Date: February 5, 1999

                                       TENANT

                                       Aviron,
                                       a Delaware corporation


                                       By:   Fred Kurland
                                           -------------------------------------

                                       Its:  Senior Vice President and Chief
                                             Financial Officer
                                           -------------------------------------

                                       Date: February 5, 1999



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
                                    EXHIBIT A

                         SITE PLAN, PROPERTY DESCRIPTION



All of that real property situated in the City of Santa Clara, County of Santa Clara, State of California, described as follows:

Parcel B, as shown on that Parcel Map filed for record in the Office of the Recorder of the County of Santa Clara, State of California on October 10, 1979 in Book 450 of Maps, page(s) 56. ARB No. 104-4-42.08.